Dated 16 November 2006 GERAINT REES AND OTHERS and NORDSON CORPORATION AGREEMENT for the sale and purchase of the entire issued share capital of Dage Holdings Limited

CMS Cameron McKenna LLP

Mitre House 160 Aldersgate Street London EC1A 4DD

T +44(0)20 7367 3000

F +44(0)20 7367 2000

Ref: DCD/REJ/122676.00001

Table of Contents

1.	Definitions and Interpretation

2.	Sale and purchase

3.	Consideration

4.	Conditions and conduct of Business pending Completion

5.	Completion

6.	Warranties

7.	Purchaser Warranties

8.	Protection of goodwill and trade secrets

9.	Dage Limited Indemnity

10.	Purchaser’s Pension Indemnity

11.	Third party rights

12.	Further assurance

13.	Confidentiality; announcements

14.	No Claims against the Group

15.	Assignment

16.	Waiver; variation; invalidity

17.	Costs and expenses

18.	Entire agreement and financial promotion

19.	Counterparts

20.	Notices

21.	Service of process in the United Kingdom

22.	Governing law and jurisdiction

23.	Dage Limited Retention Account

Schedule 1

Part 1 Details of Sellers and Consideration

Part 2 The Warrantors

Part 3 Non-Management Sellers

Schedule 2 Details of the Group

Part 1 The Company

Part 2 The Subsidiaries

Schedule 3 Properties

Schedule 4 Intellectual Property

Schedule 5 Pre-Completion / Completion Obligations

Schedule 6 Warranties

Part 1 Seller Warranties

Part 2 General

Part 3 Taxation Warranties

Schedule 7 Limitation of Warrantors’ liability

Schedule 8 List of documents in the agreed form

Schedule 9 Basis for preparation of the Exchange Date Balance Sheet

Schedule 10 Conduct of Business pending Completion

THIS AGREEMENT is made the    16th day of November 2006

BETWEEN

(1)	THE SEVERAL PERSONS whose names and addresses are set out in Part 1 of Schedule 1 (the “Sellers”); and

(2)	NORDSON CORPORATION, a corporation organized under the laws of the State of Ohio, United States of America (the “Purchaser”)

RECITALS

(A)	Details of Dage Holdings Limited are set out in Part 1 of Schedule 2.

(B)	The Sellers have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares on and subject to the terms and conditions of this Agreement.

NOW IT IS AGREED as follows:

1.	Definitions and Interpretation

In this Agreement:
1.1	Defined terms:

“Accounts” means the individual audited balance sheet of the Company and each of the Subsidiaries and the individual audited profit and loss account of the Company and each of the Subsidiaries for each of the financial years ended on the Balance Sheet Date, 30 April 2005 and 30 April 2004 and the audited consolidated balance sheet of the Company and the Subsidiaries and the audited consolidated profit and loss account of the Company and the Subsidiaries for each of the financial years ended on the Balance Sheet Date, 30 April 2005 and 30 April 2004 together with the notes and the directors’ report in respect of those periods;

“Affiliates” means, in relation to a body corporate (i) its parent undertaking; or (ii) any subsidiary undertaking of such body corporate or of its parent undertaking

“Balance Sheet Date” means 30 April 2006;

“Business” means principally the provision of bond testing and x-ray inspection equipment for use in the areas of process control, failure analysis and defect detection of electrical interconnectors and microstructures and the reselling of consumables and materials used in the semi-conductor industry;

“Business Day” means a day (other than a Saturday or Sunday) when banks are open for business in the City of London;

“CA85” means the Companies Act 1985 and 1989;

“Cash” means all cash and cash equivalents of the Group as at close of business on the date of Exchange including cheques payable to the Group that are uncleared at the close of business at the date of Exchange but are subsequently cleared and funds transfers to the Group pursuant to irrevocable instructions made at or before the date of Exchange but not received until after the date of Exchange, less cheques payable by the Group that are uncleared at the close of business at the date of Exchange but are subsequently cleared and funds transfers by the Group pursuant to irrevocable instructions made at or before the date of Exchange but not paid until after the date of Exchange, provided that (i) the amount in the Dage Limited Retention Account shall be treated as cash and shall be deemed to be £200,000 for the purposes of clause 3.3 and (ii) the subscription price to be paid (by way of deduction from the proceeds of the sale of their respective Shares) by Paul Walter and BNP Paribas pursuant to the exercise of their respective options to acquire Shares shall be treated as cash;

“Cash Adjustment Amount” means that amount by which the Cash is greater or less than the Estimated Cash and which, if the Cash is greater than the Estimated Cash, shall be expressed as a positive number and, if less than the Estimated Cash, shall be expressed as a negative number;

“Company” means (subject to clause 1.13) Dage Holdings Limited, details of which are set out in Part 1 of Schedule 2;

“Completion” means completion of the sale and purchase of the Shares pursuant to this Agreement;

“Conditions” means the conditions to Completion set out in clause 4.1;

“Connected Persons” means a person connected (within the meaning of section 839 TA 88) with any of the Sellers or any of the directors of the Company or any of the Subsidiaries;

“Consideration” means the Provisional Consideration as adjusted in accordance with the provisions of clauses 3.3 and 3.4;

“Dage Limited Agreement” means the agreement dated 10 March 2005 and entered into between the Company and Crystalate Electronics Limited;

“Dage Limited Retention Account” means the interest bearing deposit account with the Royal Bank of Scotland plc (sort code 16-00-19) established pursuant to the Dage Limited Agreement;

“Dage Limited Tax Deed” means the tax deed dated 10 March 2005 and entered into between the Company and Crystalate Electronics Limited;

“Data Room Documents” means each of the documents contained as two identical CD Roms collated by or on behalf of the Warrantors, the outside covers of each of which have been signed for identification by or on behalf of the Warrantors and the Purchaser and which have been made available for inspection by or on behalf of the Purchaser at https://services.intralinks.com;

“Debt” means all indebtedness of the Group as at close of business on the date of Exchange for borrowed money, capitalized leases (if any), and accrued but unpaid interest, but excluding (i) indebtedness owed by one Group Company to another (ii) ordinary course trading indebtedness; (iii) an amount of £181,000 in respect of a restrictive covenant given by John Greasley in favour of the Company pursuant to an agreement dated 1 August 1997, a copy of which is in the Data Room Documents; and (iv) the Gross Key Man Payments and the Shareholder Payments;

“Debt Adjustment Amount” means that amount by which the Debt is greater or less than the Estimated Debt and which, if the Debt is greater than the Estimated Debt, shall be expressed as a negative number and, if less than the Estimated Debt, shall be expressed as a positive number;

“Dilapidations” means any liability for dilapidations in respect of Units 2 & 3, Aylesbury Industrial Estate, Aylesbury;

“Disclosed” means information fairly disclosed in the Disclosure Documents in such manner that the significance of such information and its relevance to any warranty or warranties ought reasonably to be capable of assessment by a reasonable purchaser (and “Disclosure” shall be construed accordingly);

“Disclosure Documents” means the Disclosure Letter together with the Data Room Documents;

“Disclosure Letter” means the letter described as such and delivered, duly executed by the Warrantors, to the Purchaser immediately before the execution of this Agreement, dated as of the date of this Agreement and addressed by the Warrantors to the Purchaser;

“Dividend Amount” means the aggregate sum of: (i) £3,870,001, being the amount of accrued but unpaid dividends and interest thereon (less any withholding tax on such interest) in respect of the Cumulative Redeemable A Preference Shares, the Cumulative Redeemable B Preference Shares and the Cumulative Participating Preferred Ordinary Shares (the “Preference Shares”) in the capital of the Company as at 1 September 2006 and (ii) the Dividend Daily Amount;

“Dividend Daily Amount” means the aggregate sum of £2,158.33 per day, being the further dividends on the A and B Preference Shares, and interest on the B Preference Shares held by Josef Pandza (being £3.89 per day) accruing daily from 1 September 2006 to and inclusive of the date of Completion less any withholding tax on such interest;

“Employees” means all the employees of each Group Company employed at the date of this Agreement as listed in the Disclosure Documents;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

“Environment” means any and all organisms (including man), ecosystems and the following media: air (including the air within buildings and the air within other natural or man-made structures, whether above or below ground); water (including water under or within land or in drains or sewers and coastal and inland waters); land (including land under water); and man-made structures (including buildings);

“Environmental Law” means all laws (including common law) in force at the date of this Agreement that are applicable to the Group and/or the conduct of the Business and that protect the Environment or provide remedies in respect of harm or damage to the Environment;

“Estimated Cash” means the aggregate sum of £2,847,114, which represents an estimate, agreed upon by the Purchaser and the Warrantors’ Representative, of the amount of Cash as of the close of business on the date of Exchange (including £200,000 in respect of the monies standing to the credit of the Dage Limited Retention Account);

“Estimated Debt” means the aggregate sum of £3,752,153, which represents an estimate, agreed upon by the Purchaser and the Warrantors’ Representative, of the amount of Debt as of the close of business on the date of Exchange;

“Event” means any act, omission, occurrence, transaction or circumstance (including Exchange and/or Completion);

“Exchange” means the signing of this Agreement;

“Exchange Date Balance Sheet” means a consolidated balance sheet of the Group as of the close of business on the date of Exchange showing the assets of the Group and the liabilities of the Group prepared in accordance with Schedule 9 and presented in the format of the Provisional Balance Sheet;

“Exchange Date Net Assets” means the aggregate amount of (1) the assets of the Group and (2) the liabilities of the Group in each case as shown on the Exchange Date Balance Sheet;

“Expert” means KPMG LLP (UK) or such other independent firm of chartered accountants as may be agreed between the Purchaser and the Warrantors’ Representative or, failing such agreement, such firm as appointed by the President for the time being of the Institute of Independent Chartered Accountants in England and Wales;

“GAAP” means the authoritative statements of how particular types of transactions and other events should be reflected in financial statements as issued, adopted or notified by the Accounting Standards Board Limited, including, without limitation, financial reporting standards, statements of standard accounting practice and ratified pronouncements of the Urgent Issues Task Force of the Accounting Standards Board Limited. For the avoidance of doubt, this does not include international financial reporting standards as adopted by the European Union;

“Greasley Agreement” has the meaning set out in Schedule 5;

“Gross Key Man Payment Amount” means an amount equal to the Key Man Payments inclusive of PAYE and employee’s National Insurance contributions (or their equivalent in the relevant jurisdiction) deductible therefrom together with an amount equal to the payments payable in respect of employer’s National Insurance contributions on those payments (or its equivalent in the relevant jurisdiction);

“Group” means, collectively, the Company and the Subsidiaries (and “Group Company” shall be construed accordingly);

“Health & Safety Laws” means all applicable laws (including common law) concerning the health and safety of those who work for a Group Company, whether as employees or otherwise, visit premises owned or occupied by a Group Company or are in any way affected by the activities of a Group Company or by persons acting in the course of employment of a Group Company;

“Intellectual Property” means all patents, trade marks, service marks, community trade marks, trade names, business names, unregistered trade and service marks, copyrights, domain names, design rights, database rights, rights to or in computer software, Know-How, trade secrets, rights to or in confidential information and all other commercial monopoly rights, intellectual property rights and rights or forms of protection of the same which may subsist anywhere in the world whether or not registered or capable of registration together with all applications for registration of and rights to apply for, and any licence to use, any of the foregoing;

“ITEPA” means Income Tax (Earnings and Pensions) Act 2003;

“IT Systems” means any and all computer, telecommunications and network equipment and/or computer software or programs (in both source and object code form) of whatsoever nature owned or used by the Group that is material to the operation of the Business conducted by any of the Group Companies;

“July Management Accounts” means the unaudited management accounts of the Group as at 31 July 2006 for the three month period then ended, in the agreed form;

“Key Man Payments” means the payments payable to certain employees of the Group as set out in the schedule of such payments in the agreed form;

“Key Man Payment Tax Amount” means a sum (as reasonably determined by the Warrantors and notified to the Purchaser (together with details of how such sum has been calculated) a reasonable time prior to Completion) equal to the amount of PAYE and employee’s National Insurance contributions (or their equivalent in the relevant jurisdiction) deductible from the Key Man Payments together with an amount equal to the employer’s National Insurance contributions on those payments (or their equivalent in the relevant jurisdiction);

“Know-How” means all information, data and methodology not at present in the public domain and all financial, commercial, trade and business secrets of whatever nature and in whatever form, including that comprised in, derived from or relating to any drawings, diagrams, illustrations, data, specifications, lists, programs, formulae, technical information, plans, reports, manuals and all other documents, recorded information and data whatsoever and howsoever stored;

“Loan Notes” means the £2,432,518 unsecured 5.1 per cent. loan notes issued by the Company between 29 July 1999 and 14 September 2001;

“Loan Note Amount” means the aggregate sum of: (i) £5,360,622 (being the capital sum of £2,432,518 together with accrued interest of £2,928,104 payable pursuant to the Loan Notes less any withholding tax on such interest);

“Long Stop Date” means the date which falls 5 months after the date of Exchange ;

“Management Accounts” means the unaudited management accounts of the Group (comprising a balance sheet, profit and loss and cashflow statement) for each month ended after the Balance Sheet Date up to and including 31 October 2006 in the agreed form;

“Monitoring Fee” means the monitoring fee payable by the Company to Royal Bank Equity Finance Limited up to Completion;

“Net Key Man Payment Amount” means the amount equal to the Gross Key Man Payments Amount less the Key Man Payment Tax Amount;

“Non-Management Sellers” means those Sellers listed in part 3 of Schedule 1;

“Non-UK Company” means any Group Company, which was incorporated outside of the United Kingdom (and “Non-UK Companies” shall be construed accordingly);

“Parties” means the Purchaser and the Sellers (and “Party” shall be construed accordingly);

“Pension Liabilities” means any costs or expenses incurred or required to be met by the Company or the Purchaser on or after the date of Exchange in relation to the funding of any deficit or future accruals in the Dage Holdings Limited and Associate Companies Employee Benefits Plan;

“Pension Schemes” means: (1) The Dage Holdings Limited and Associate Companies Employee Benefits Plan; (2) The Dage Group Personal Pension Plan administered by the Clerical Medical Investment Group; and (3) The Stakeholder Pension Scheme administered by the Clerical Medical Investment Group;

“Permits” means any permits, authorisations, licences or consents required to carry on the business of the Group in compliance with Environmental Law;

“Proceedings” means any proceeding, suit or action (including arbitration or any hearing before any tribunal or official body);

“Properties” means the properties of which short particulars are set out in Schedule 3 and the expression “Property” shall mean, where the context so admits, any one or more or any part of such properties;

“Provisional Consideration” means the consideration payable for the Shares as specified in clause 3.1.1;

“Provisional Balance Sheet” means the consolidated balance sheet of the Group as at 31 July 2006 extracted from the July Management Accounts as at the same date and adjusted in a manner consistent with the principles set out in Schedule 9 in the agreed form;

“Purchaser’s Solicitors” means Burges Salmon LLP of Narrow Quay House, Narrow Quay, Bristol BS1 4AH;

“RBS” means RBDC Administrator Limited and Royal Bank Investments Limited;

“RBS Representative” means Gavin Petken;

“Relevant Period” means the period commencing on Completion and ending on the second anniversary of Completion;

“Relevant Proportion” means the proportion (expressed as a percentage) set out against each Warrantors name in Part 2 of Schedule 1;

“Relevant Territory” means England and any other country in which the Company carries on or intends to carry on the Business as at the date of this Agreement;

“Remediation” means any investigating, sampling, analysing, removing, remedying, cleaning up, abating, containing, controlling or ameliorating the presence in or effect on the Environment of any contamination or pollution (including the removal, treatment and disposal of material and the treatment and monitoring of air, groundwaters, gases and emissions resulting from such activities) to the extent necessary to comply with Environmental Law;

“Sellers’ Solicitors” means CMS Cameron McKenna LLP of Mitre House, 160 Aldersgate Street, London EC1A 4DD (Ref. DCD/REJ/122676.00001);

“Senior Employee” means an employee holding an executive, managerial or technical post of any Group Company earning a basic salary of more than £40,000;

“Service Document” means any writ, summons, claim form, order, judgment or other process issued out of the courts of England and Wales in connection with any Proceedings;

“Shares” means 47,337 B Ordinary shares of £1 each; 218,935 M Ordinary shares of £1 each; 8,412,426 Cumulative Redeemable A Preference shares of £0.75 each; 325,028 Cumulative Redeemable B Preference shares of £0.75 each; 887,574 Cumulative Participating Preferred Ordinary shares of £1 each; one Special share 3 of £1; and 29,586 P Ordinary shares of £1 each;

“Shareholder Payments” means the Loan Note Amount and the Dividend Amount;

“Subsidiaries” means the subsidiaries of the Company named in Part 2 of Schedule 2 and the expression “Subsidiary” shall mean, where the context so admits, any of them;

“TA 88” means the Income and Corporation Taxes Act 1988;

“Taxation” or “Tax” is as defined in the Tax Deed;

“Taxation Authority” is as defined in the Tax Deed;

“Tax Deed” means the deed in the agreed form containing certain Taxation covenants between the Warrantors and the Purchaser;

“Tax Warranties” means the Warranties set out in Part 3 of Schedule 6;

“TCGA” means the Taxation of Chargeable Gains Act 1992;

“Territory” means the territories in which the Group operates the Business as at the date of this Agreement;

“Transfer Pricing Legislation” means any legislation, case law, direction, regulation or practice (whether domestic or otherwise) aimed at countering tax loss brought about by non-arm’s length pricing, and includes sections 74(1)(a), 209(2)(d) and (da), 770, 770A of, and Schedule 28 to, TA 88, section 18 TCGA, and the rules in Sharkey v. Wernher (36 TC 275) and Petrotim Securities Limited v. Ayres (41 TC 389);

“Transfer Pricing Liability” means any liability arising as a result of or by reference to or in respect of the operation or application of the Transfer Pricing Legislation;

“UK Company” means any Group Company which was incorporated in the United Kingdom.

“VAT” means value added tax;

“Walter Options” means the options over 17,751 M Ordinary Shares in the Company held by Paul Walter;

“Warranties” means the warranties set out in clause 6 and Schedule 6;

“Warrantors” means the persons listed in Part 2 of Schedule 1, being certain of the Sellers; and

“Warrantors’ Representative” means Geraint Rees, being one of the Warrantors.

1.2	Reference to any document as being “in the agreed form” means that it is in the form agreed between the Sellers and the Purchaser and signed for the purposes of identification by or on behalf of the Sellers and the Purchaser.

1.3	Where any statement is qualified by the expression “so far as the Warrantors are aware” or by reference to the knowledge, awareness or belief of the Warrantors (or any of them) or by an expression of similar import, that statement shall be deemed (except where otherwise expressly stated to the contrary) to be given only on the basis of matters which are within the actual knowledge of any of the Warrantors (there shall be no implication or requirement that any Warrantor has made enquiry of any other person).

1.4	The table of contents and headings and sub-headings are for convenience only and shall not affect the construction of this Agreement.

1.5	Unless the context otherwise requires, words denoting the singular shall include the plural and vice versa and references to any gender shall include all other genders. References to any person (which for the purposes of this Agreement shall include natural persons, bodies corporate, unincorporated associations, partnerships, governments, governmental agencies and departments, statutory bodies or other entities, in each case whether or not having a separate legal personality) shall include the person’s successors.

1.6	The words “other”, “include” and “including” do not connote limitation in any way.

1.7	References to Recitals, Schedules clauses and sub-clauses are to (respectively) recitals to, schedules to, and clauses and sub-clauses of, this Agreement (unless otherwise specified); and references within a Schedule to paragraphs are to paragraphs of that Schedule (unless otherwise specified); and references to this Agreement include the Schedules.

1.8	References in this Agreement to any treaty, statute, statutory provision, directive of the Council of the European Union (whether issued jointly with any other person or under any other name) or other legislation include a reference to that treaty, statute, statutory provision, directive or legislation as amended, extended, re-enacted, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant treaty, statute, statutory provision, directive or legislation PROVIDED ALWAYS THAT the liability of any Party shall not be increased by any such amendment, extension, re-enactment, consolidation or replacement made after the date of this Agreement.

1.9	References in Schedules 6 and 7 to any statutory provision of England and Wales shall be deemed to include a reference to any similar statute, law, regulation, notice, directive or similar provision of any other jurisdiction having the same effect and references to any United Kingdom Tax shall include any corresponding or similar Tax in any relevant foreign jurisdictions.

1.10	Words and expressions defined in the Tax Deed shall (to the extent they are not inconsistent with this Agreement) bear the same meanings in this Agreement.

1.11	References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, organisation, body, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English legal term.

1.12	Any reference to “writing” or “written” includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not include e-mail).

1.13	Except where the context does not permit it, references in Schedule 6 to the Company shall refer to each Group Company in turn.

1.14	References to times of the day are (unless otherwise expressly provided) to London time and references to a day are to a period of 24 hours running from midnight on the previous day.

1.15	The expression “full title guarantee” shall have the same meaning in this Agreement as is attributed to it by the Law of Property (Miscellaneous Provisions) Act 1994 save that the word “reasonably” shall be deleted from the covenant set out in section 2(1)(b) of that Act, and the covenant set out in section 3(1) of that Act shall not be qualified by the words “other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about”.

1.16	The expressions “subsidiary”, “holding company”, “body corporate”, “parent undertaking” and “subsidiary undertaking” shall have the meanings respectively given to them in CA85.

1.17	Clause 5 (Grossing Up) of the Tax Deed shall apply to the indemnities contained in clauses 2.5 and 9 of this Agreement.

2.	Sale and purchase

2.1	Obligation to sell and purchase

Subject to the terms of this Agreement, each Seller shall sell to the Purchaser with full title guarantee that number of Shares as is set out opposite that Seller’s name in column 2 of Part 1 of Schedule 1 free from all Encumbrances and the Purchaser shall purchase the Shares accordingly.

2.2	Dividends and distributions

The Shares shall be sold with the benefit of all rights attaching to them as at the date of this Agreement, including the right to receive all dividends and distributions declared, paid or made by the Company on or after the date of this Agreement but, for the avoidance of doubt, excluding the Dividend Amount.

2.3	Sale of all Shares

Nothing in this Agreement shall oblige the Purchaser to purchase any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.4	Waivers of pre-emption

The Sellers irrevocably waive all rights of pre-emption or similar rights over any of the Shares (together with Special Share 1 and Special Share 2, both of £1) conferred on them either by the articles of association of the Company or in any other way.

2.5	Indemnities

The Warrantors shall jointly and severally indemnify the Purchaser and keep the Purchaser indemnified on demand from and against any and all liabilities, losses, costs and expenses which it or any Group Company may incur as a result of:

2.5.1	any claim by John Greasley that the consideration payable by the Purchaser to John Greasley for his special shares in the capital of the Company has not been calculated in accordance with the Company’s Articles of Association;

2.5.2	any claim by John Greasley for repayment of the Covenant Loan, as defined in the restrictive covenant agreement between (1) John Greasley and others and (2) the Company dated 1 August 1997;

2.5.3	any of the inaccuracies in the statutory registers of Group Companies set out in the Disclosure Letter against warranty 2.2;

2.5.4	any claim by any person that there is a liability to make a payment to an employee of any Group Company as a result of Completion (other than the Key Man Payments);

2.5.5	any claim by CIBC World Markets Plc (“CIBC”) that there is a liability to make any payment pursuant to the arrangement that the Company had with CIBC which is referred to in the Disclosure Letter; and

2.5.6	any claim by any of the Beneficial Holders (as defined in the Greasley Agreement) in relation to any rights that any of them may have or purport to have in any interest (beneficial or otherwise) in any shares in the capital of the Company.

The liability of the Warrantors under clause 2.5 shall not be subject to any limitations except that no claim may be made under clause 2.5.5 after the second anniversary of Completion. The Warrantors shall be afforded every opportunity of resisting in the name of the relevant Group Company any claims against the relevant Group Company by CIBC which might give rise to a claim by the Purchaser under clause 2.5.5 and the Warrantors shall (if they so require) be allowed to have the conduct of any negotiations and/or proceedings with CIBC in that respect, subject to the Warrantors paying all costs and expenses of pursuing such negotiations and/or proceedings. Provided that the Warrantors are paying all costs and expenses as aforesaid, the Purchaser shall procure that (i) neither it nor any Group Company makes any admission of liability or waives any right in respect of any claim CIBC may have against any Group Company (a “CIBC Claim”) without the prior written consent of the Warrantors; and (ii) the Company makes available to the Warrantors such information on reasonable notice as they may reasonably require in relation to a CIBC Claim and permits the Warrantors to have access on reasonable notice to relevant employees of the Company in this respect.

3.	Consideration

3.1	Consideration

3.1.1	Subject to adjustment in accordance with clauses 3.3 and 3.4, the Shares shall be sold for the aggregate sum of £103,831,304 minus the Dividend Daily Amount, being the Provisional Consideration. By way of illustration, if the date of Completion is 15th December 2006, the Provisional Consideration would be £103,604,679.

3.1.2	Payment to the Sellers’ Solicitors of the Consideration in accordance with paragraph 2(a) of Schedule 5 and clauses 3.3.3 or 3.4.3 shall be a complete discharge to the Purchaser who shall not be concerned with the distribution of such monies so paid.

3.1.3	Payment to the Purchaser’s Solicitors of any amounts in accordance with clauses 3.3.3 or 3.4.4 shall be a complete discharge to each of the Sellers who shall not be concerned with the distribution of such monies so paid.

3.1.4	All Parties acknowledge that the Dividend Amount will vary subject to when Completion takes place and that accordingly the amount of the Shareholder Payments is variable. The numbers in this Agreement which relate to Consideration are estimates based on an assumed date of Completion of 15th December 2006. In the event that Completion takes place on a different date, the amount of the Shareholder Payments and the Provisional Consideration will be adjusted to reflect the correct amounts calculated at the actual date of Completion. The allocation of the Consideration in Schedule 1 will be adjusted accordingly pro rata to proportions set out in the estimated figures in Schedule 1 (without altering the fact that £1 per share will be paid for the A Preference Shares and the B Preference Shares.)

3.1.5	The total sum payable by the Purchaser at Completion pursuant to this Agreement (but subject always to adjustment pursuant to clause 3.3 and 3.4) (and excluding the £2,000,000 payable to John Greasley pursuant to the Greasley Sale Agreement)) shall be £115,005,613 being the sum of the following (i) the Provisional Consideration, (ii) the Shareholder Payments, (iii) the Gross Key Man Payment Amount and (iv) a sum equal to £238,090 (being the employer’s National Insurance contributions referred to in paragraph 4.3(b) of Schedule 5). .

3.2	Reduction in consideration

Any payment made by the Warrantors in respect of a breach of any of the Warranties or under the Tax Deed, or any other payment made by them or the other Sellers pursuant to this Agreement, shall (and shall be deemed to) reduce the price paid for the Shares under this Agreement by a matching amount.

3.3	Cash and Debt Adjustment

3.3.1	The Warrantors’ Representative shall procure the preparation and delivery to the Purchaser within 5 Business Days of Exchange of a statement showing (i) the Cash Adjustment Amount and (ii) the Debt Adjustment Amount (the “Sellers’ Statement”), together with extracts from the general ledger/cash books and copies of bank statements of each Group Company evidencing the amount of the Cash Adjustment Amount and the Debt Adjustment Amount.

3.3.2	In the event of a manifest error regarding the amount of the Cash Adjustment Amount and the Debt Adjustment Amount as stated in the Sellers’ Statement, the Purchaser may refer the matter for determination by the Expert, applying the provisions set out in clause 3.4.2 below, with such alterations as may be appropriate. A reference by the Purchaser to the Expert must be made within 5 Business Days of delivery to the Purchaser of the Sellers’ Statement, failing which the amount of the Cash Adjustment Amount and the Debt Adjustment Amount shall be as set out in the Sellers’ Statement.

3.3.3	If the aggregate of the Cash Adjustment Amount and the Debt Adjustment Amount (the “Balancing Payment”):

(a)	is positive, the Provisional Consideration shall be increased by an amount equal to the Balancing Payment and shall be paid at Completion by the Purchaser by way of electronic transfer for same day value to the Sellers’ Solicitors; or

(b)	is negative, the Provisional Consideration shall be decreased by an amount equal to the Balancing Payment thereby reducing the Consideration payable by the Purchaser at Completion by a corresponding amount;

Provided that if the amount of the Balancing Payment is not agreed, deemed to be agreed or determined on or prior to Completion, where such sum is positive it shall be paid by the Purchaser to the Sellers and, where such sum is negative, it shall be paid by the Sellers to the Purchaser, in each case within two Business Days of the date upon which such amount is agreed, deemed to be agreed or determined by way of electronic transfer for same day value to the Sellers’ Solicitors or the Purchasers Solicitors, as appropriate.

3.3.4	Where any amount is required to be paid by the Sellers to the Purchaser pursuant to this clause 3.3, it shall be payable by each Seller in the proportions represented by the amounts set out opposite their respective names in Schedule 1 Part 1.

3.3.5	The Warrantors’ Representative shall procure that the Purchaser and its accountants and other advisers have such access to the personnel, accounts, working papers and other financial and other information of or relating to the Group as is, in their reasonable opinion, necessary for the purposes of calculating and agreeing the Cash Adjustment Amount and the Debt Adjustment Amount.

3.4	Consolidated Net Asset Adjustment

3.4.1	The Warrantors’ Representative shall procure the preparation and delivery to the Purchaser within 30 Business Days of Exchange a draft of the Exchange Date Balance Sheet, which shall be prepared in accordance with the provisions of Schedule 9, setting out the Exchange Date Net Assets.

3.4.2	The Purchaser, the Warrantors’ Representative and the RBS Representative (together, the “Relevant Sellers”) shall endeavour in good faith to agree upon the Exchange Date Balance Sheet and Exchange Date Net Assets within 15 Business Days of delivery to the Purchaser of the draft Exchange Date Balance Sheet. In the absence of such agreement, the determination of the Exchange Date Net Assets may be referred by either the Relevant Sellers or the Purchaser for determination by the Expert. The Expert shall be instructed to make its determination in accordance with the definitions of Exchange Date Net Assets and Exchange Date Balance Sheet and other relevant provisions of this Agreement and to notify the Purchaser and Relevant Sellers of his determination within 20 Business Days. In so determining, the Expert shall act as expert and not arbitrator and his determination shall, in the absence of manifest error, be final and binding and be deemed to constitute the Exchange Date Net Assets for the purposes of this Agreement. The fees and costs of the Expert under this clause shall be paid as directed by the Expert or, in the absence of such direction, by the Sellers and the Purchaser in equal shares provided that each Party shall be responsible for its own costs in presenting its case to the Expert.

3.4.3	In the event that the Exchange Date Net Assets exceed £12,276,000, the Provisional Consideration shall be increased by an amount equal to such excess and a sum equal to such excess shall be paid at Completion by the Purchaser by way of electronic transfer for same day value to the Sellers’ Solicitors provided that if the Exchange Date Net Assets is not agreed, deemed to be agreed or determined on or prior to Completion, it shall be paid by the Purchaser within 2 Business Days of the date on which the Exchange Date Net Assets is agreed, deemed to be agreed or determined by way of electronic transfer for same day value to the Sellers’ Solicitors.

3.4.4	In the event that the Exchange Date Net Assets is less than £12,276,000, the Provisional Consideration shall be reduced by an amount equal to such deficit thereby reducing the Consideration payable by the Purchaser at Completion by a corresponding amount provided that if the Exchange Date Net Assets is not agreed, deemed to be agreed or determined on or prior to Completion, it shall be paid by the Sellers within 2 Business Days of the date on which the Exchange Date Net Assets is agreed, deemed to be agreed or determined by way of electronic transfer for same day value to the Purchaser’s Solicitors. Where any amount is required to be paid by the Sellers to the Purchaser pursuant to this clause 3.4.4, it shall be payable by each Seller in the proportions represented by the amounts set out opposite their respective names in Schedule 1 Part 1.

3.4.5	The Warrantors’ Representative shall procure that the Purchaser and its accountants and other advisers have such access to the personnel, accounts, working papers and other financial and other information of or relating to the Group as is, in their reasonable opinion, necessary for the purposes of calculating and agreeing the Exchange Date Net Assets.

3.4.6	The Parties shall pay their own costs in connection with the preparation of the Exchange Date Balance Sheet.

3.5	Payment of Key Man Payments and Shareholders Payments

Payment to the Sellers’ Solicitors of the Net Key Man Payment Amount and the Shareholder Payments in accordance with Schedule 5 shall be a complete discharge to the Purchaser who shall not be concerned with the distribution of such monies so paid. The Warrantors shall procure that such monies are applied to satisfy the Net Key Man Payment Amount and the Shareholder Payments and shall procure that the obligations in respect of withholding tax and tax deduction certificates in the Loan Notes are observed.

3.6	Exchange rate

For the purposes of calculating the amount of the Cash and the Debt and for the purposes of the Exchange Date Balance Sheet, any sums in a foreign currency shall be converted into pounds sterling by reference to the Rate (as defined below) prevailing as at the Business Day immediately prior to the date of Exchange. The “Rate” shall be The Royal Bank of Scotland plc’s spot rate for the purchase of that currency with sterling (the “Rate”) at the time of the deemed conversion.

3.7	Paul Walter Options

In the event that the operation of clauses 3.3 and/or 3.4 results in the PAYE Income Tax due on the exercise of the Walter Options being different to the sum notified to the Purchaser in accordance with paragraph 1.2 of Schedule 5, then the Purchaser and Paul Walter shall promptly make the appropriate adjustments (namely (i) if there was an over-deduction for PAYE, a reimbursement to Paul Walter by the Purchaser (on behalf of the Company) or (ii) if there was an insufficient deduction of PAYE, a payment by Paul Walter of the relevant sum to the Company for payment to HM Revenue & Customs when due).

4.	Conditions and conduct of Business pending Completion

4.1	Conditions to Completion

Completion is subject to and conditional only on:

4.1.1	consent to the transaction by the Bundeskartellamt (German Federal Cartel Office) being obtained by way of:

(a)	an explicit clearance within the one month period (the “Period”) referred to in section 40(1) GWB (German Act Against Restraints of Competition); or

(b)	a tacit clearance pursuant to section 40(1) GWB in the case that during the Period the Bundeskartellamt has neither issued an explicit clearance nor the information that it has initiated main examination proceedings; or

(c)	an explicit clearance decision pursuant to section 40(2) sentence 1 GWB; or

(d)	a deemed clearance pursuant to section 40(2) sentence 2 GWB; or

(e)	a clearance decision subject to conditions and obligations pursuant to section 40(3) GWB provided that the conditions and obligations are reasonably satisfactory to both Parties; and

4.1.2	at least 21 calendar days elapsing following Exchange.

4.2	Time limit for satisfaction of Condition

Each Party shall use all reasonable endeavours to procure that the Condition is fulfilled as soon as practicable and in any event on or before the Long Stop Date. The Purchaser undertakes to file the relevant clearance application within 2 Business Days of the date hereof (subject to being provided by the Sellers with any information relating to the Company which is required for such application). If the Condition in clause 4.1.1 is not fulfilled on or before the Long Stop Date, all rights and all obligations of each Party under this Agreement (other than those arising pursuant to clauses 11, 13, 16, 17, 18, 19, 20, 21 and 22) shall terminate and no Party shall have any claim against any other Party, but without prejudice to the accrued rights and obligations of the Parties before such termination.

4.3	Conduct of Business Pending Completion

The Warrantors undertake to the Purchaser that in the period between the date of this Agreement and the date of Completion (both dates inclusive):

4.3.1	the Business will be carried on in the normal course and with a view to profit in consultation with the Purchaser and (if the Purchaser wishes) the Purchaser’s representatives shall be permitted at all reasonable times to participate in the decisions to be taken relating to the running of the Business;

4.3.2	they will not knowingly permit the Company or any of the Subsidiaries to commit any material breach of any legal, regulatory or other requirement having the force of law;

4.3.3	they will use their reasonable endeavours to preserve and retain the goodwill of the Business and existing relationships with customers and suppliers;

4.3.4	they will keep the Purchaser promptly and fully informed in relation to the Business, and the financial position and/or assets of the Group; and

4.3.5	neither the Company nor any of the Subsidiaries will (except in accordance with a prior written waiver given by the Purchaser) do, suffer or permit to be done or agree to do any of the matters referred to in Schedule 10 without the prior written consent of the Purchaser.

4.4	The Warrantors undertake to disclose in writing to the Purchaser anything which is or is likely to constitute a breach of clause 4.3 as soon as practicable after any of them becomes aware of the breach during the period between the date of this Agreement and the date of Completion (inclusive). If on or before the date of Completion, the Warrantors are in breach of clause 4.3 and such breach has a material adverse effect on the Group as a whole the Purchaser may, by notice in writing to the Warrantors’ Representative,

4.4.1	elect to proceed to Completion without prejudice to any claim the Purchaser may have against the Warrantors for breach of clause 4.3; or

4.4.2	terminate this Agreement by serving written notice on the Warrantors’ Representative in which case the Purchaser shall have no claim against the Warrantors in respect of the breach of clause 4.3 and all rights and obligations of each Party under this Agreement (other than those arising pursuant to clauses 11, 13 and 16-22 inclusive) shall terminate and no Party shall have any claim against any other Party, save as aforesaid.

5.	Completion

5.1	Completion meeting

Completion shall take place at the offices of the Sellers’ Solicitors on the fifth Business Day after satisfaction of the Condition (or wherever else and whatever time the Parties agree in writing). At Completion, the Parties shall perform their respective Completion obligations set out in Schedule 5.

5.2	Effect of Completion

Completion will be deemed to take place as of the close of business on the date of Completion. Notwithstanding Completion, each provision of this Agreement (and any other document referred to in it) not performed at or before Completion but which remains capable of performance, the Warranties and all covenants and other undertakings contained in or entered into pursuant to this Agreement will remain in full force and effect and (except as otherwise expressly provided) without limit in time.

5.3	Pending registration

Each of the Sellers declares in respect of itself only that until the earlier of the date falling 4 months from Completion or the date when it (or any nominee acting for it) ceases to be the registered holder of any of the Shares after Completion, it will (and will procure that any nominee will):

5.3.1	hold those Shares and all dividends and other distributions in respect of them, and all other rights arising out of or in connection with them, in trust for the Purchaser and the Purchaser’s successors in title; and

5.3.2	at all times deal with and dispose of those Shares, and all such dividends, distributions and rights attaching to them, as the Purchaser or any such successor may direct.

5.4	With effect from Completion, the Sellers hereby irrevocably and unconditionally appoint the Purchaser and any director of the Purchaser for the time being acting severally as his lawful attorney (and to the complete exclusion of any rights that he may have in such regard) for the purpose of exercising any and all voting and other rights and receiving any and all benefits and entitlements which may now or at any time after Completion attach to or arise in respect of any of the Shares and receiving notices of and attending and voting at all meetings of the members of the Company (or any class thereof) and generally executing or approving such deeds or documents (including, without limitation, any shareholder written resolution) and doing any such acts or things in relation to any of the Shares as the attorney may think fit in each case from Completion to the day on which the Purchaser is entered in the register of members as the holders of the Shares or, if earlier, the date falling 4 months from the date of Completion. In addition, the Sellers hereby authorise and instruct the Company to send all notices in respect of the Shares to the Purchaser during such period.

6.	Warranties

6.1	Warranties

The Warrantors hereby severally warrant to the Purchaser in the terms set out in Parts 2 and 3 Schedule 6. For the avoidance of doubt each Warrantor shall be liable only for his Relevant Proportion in respect of a Relevant Claim (as defined in paragraph 1.2 of Schedule 7).

6.2	Each Seller severally, and in respect of itself only, warrants to the Purchaser in the terms set out in Part 1 of Schedule 6.

6.3	Each of the Warranties set out in the separate paragraphs of Schedule 6 shall be separate and independent and (except as expressly otherwise provided) shall not be limited by reference to any other warranty or by anything in this Agreement or the Tax Deed.

6.4	The Warrantors undertake to disclose in writing to the Purchaser anything which is or is likely to constitute a breach of any of the Warranties as soon as any of them becomes aware of the breach during the period between the date of this Agreement and the date of Completion (inclusive).

6.5	The rights and remedies of the Purchaser in relation to the Warranties shall not be affected or abrogated by:

6.5.1	Completion; or

6.5.2	Any information of which the Purchaser or its agents or advisers has knowledge (whether actual, imputed or constructive) unless such information is Disclosed.

6.6	Information supplied by the Group

The Warrantors undertake to the Purchaser not to make or pursue any claim or other action and hereby waive all such claims and other actions which they might otherwise have against each Group Company or their respective officers, employees, agents, advisers or consultants or any of them in respect of any information supplied to them by or on behalf of a Group Company in connection with the Warranties, the Tax Deed or the information Disclosed except insofar as the Warrantors have been fraudulently, dishonestly or wilfully misled by any officer, employee, agent, adviser or consultant or where such officer, employee, agent, adviser or consultant otherwise acted in bad faith, in which case, the Warrantors may bring a claim against any such officer, employee, agent, adviser or consultant in their respective personal capacities. The Warrantors shall not be permitted to bring or continue any claim against: (i) any Group Company; or (ii) any officer, employee, agent, adviser or consultant where this would entitle any such individual to be indemnified by, or otherwise compensated by, any Group Company in respect of such claim.

6.7	Limitations on liability

Subject to clause 6.8, the Warrantors’ liability shall be limited as provided in Schedule 7.

6.8	Exclusions from clause 6

Notwithstanding any other provision of this Agreement, the provisions of clause 6.7 and Schedule 7 shall not apply to any claim made against a Warrantor in the case of any fraud by him.

7.	Purchaser Warranties

7.1	The Purchaser hereby warrants to the Sellers as follows:

7.1.1	it is a corporation duly incorporated, validly existing and in good standing under the laws of its country of incorporation, with full power and authority and all necessary authorisations to enter into and perform its obligations contemplated by this Agreement;

7.1.2	this Agreement will when executed by it constitute valid and binding obligations on it and are enforceable against the Purchaser in accordance with its terms;

7.1.3	the execution, delivery and completion of this Agreement, the transactions contemplated by it and the performance of its their terms will not:

(a)	result in a violation or breach of any provision of the memorandum or articles of association of the Purchaser

(b)	result in a breach of, or constitute a default under, any contract or other instrument to which the Purchaser is a party or by which the Purchaser is bound;

(c)	result in a violation or breach of any laws, secondary legislation, order, judgement or decree of any jurisdiction, court, governmental agency or regulatory authority applicable to the Purchaser or any of its assets;

(d)	result in a requirement for the Purchaser to obtain any consent or approval of, or give any notice to or make registration with, any governmental, regulatory or other authority which has not been obtained or made as at the date of this Agreement; and

(e)	the Purchaser is acting as principal and not as agent or broker for any other person and no other person than the Purchaser will be interested in the Shares. For the purposes of this paragraph the word “interested” shall bear the same meaning as in Part VI of the CA85.

8.	Protection of goodwill and trade secrets

8.1	Covenants

As further consideration for the Purchaser agreeing to purchase the Shares on the terms contained in this Agreement and with the intent of assuring to the Purchaser the full benefit and value of the goodwill of the Group, each of the Warrantors hereby severally undertakes to the Purchaser that he will not whether on his own behalf or with or on behalf of any other person, firm or corporation and whether directly or indirectly:

8.1.1	until the end of the Relevant Period, carry on or be employed, engaged, concerned or interested within the Relevant Territory in any business which is the same or similar to or competes with the Business provided always that nothing in this sub-clause 8.1.1 shall prevent any Warrantor nor any of his Connected Persons from holding not more than five per cent of any class of the issued share or loan capital of any company quoted on a recognised stock exchange (as defined in section 841 TA 88);

8.1.2	until the end of the Relevant Period, canvass, solicit or approach or cause to be canvassed, solicited or approached (within the Relevant Territory, in relation to a business which competes with the Business) the custom of any person who at any time during the 12 months preceding Completion shall have been a client or customer of any Group Company provided always that for the avoidance of doubt this restriction shall not apply to canvassing, soliciting or approaching clients or customers in relation to a business that does not compete with the Business;

8.1.3	until the end of the Relevant Period, solicit or endeavour to entice away (“Approach”) or offer to employ or engage under a contract of service or contract for services (the “Offer”) any employees holding executive or managerial posts of (or full time consultants to) any Group Company provided always that this sub-clause 8.1.3 shall only apply in relation to persons who were still employed or engaged by a Group Company at the time of the relevant breach of this sub-clause 8.1.3 or to persons, if not so employed or engaged, who were so employed or engaged and had voluntarily given notice to terminate their employment or engagement within the six months period prior to such Approach or Offer (as the case may be).

Each undertaking contained in this clause 8.1 shall be read and construed independently of the other undertakings and as an entirely separate and severable undertaking.

8.2	Severability of covenants

Whilst the undertakings in sub-clause 8.1 are considered by the Parties to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid, but would have been held to be valid if part of the wording were deleted, the undertakings shall apply with the minimum modifications necessary to make them valid and effective.

9.	Dage Limited Indemnity

9.1	Subject to clause 9.2, the Warrantors jointly and severally undertake on demand to pay to the Purchaser a sum equal to all losses, liabilities, cost and expenses which the Company incurs, to the extent not accrued in the Exchange Date Balance Sheet, to the extent that they arise from a claim by Crystalate Electronics Limited against the Company pursuant to the Dage Limited Agreement in respect of a breach of the Indemnities (as defined therein), the warranties relating to Taxation (as defined therein) or pursuant to the Dage Limited Tax Deed (a “Crystalate Claim”).

9.2	The Warrantors shall not be liable to pay any amount to the Purchaser pursuant to clause 9.1 unless and until the aggregate amount of the relevant losses, liabilities, costs or expenses actually suffered or incurred by the Company exceeds £50,000. However, in the event that relevant losses, liabilities, costs or expenses are incurred by the Company but are less than £50,000, the amount of such losses, liabilities, costs or expenses shall be deemed to constitute a Relevant Claim for the purposes of (and only for the purposes of) clause 3.1 of Schedule 7.

9.3	The Warrantors shall be afforded every opportunity of resisting in the name of the Company any Crystalate Claim which might give rise to a claim by the Purchaser under clause 9.1 and the Warrantors shall (if they so require) be allowed to have the conduct of any negotiations and/or proceedings relating to any Crystalate Claims, subject to the Warrantors paying all costs and expenses of pursuing such negotiations and/or proceedings. Provided that the Warrantors are paying all costs and expenses as aforesaid, the Purchaser shall procure that (i) neither it nor any Group Company makes any admission of liability or waives any right in respect of any Crystalate Claims without the prior written consent of the Warrantors; and (ii) the Company makes available to the Warrantors such information on reasonable notice as they may reasonably require in relation to a Crystalate Claim and permits the Warrantors to have access on reasonable notice to relevant employees of the Company in this respect.

10.	Purchaser’s Pension Indemnity

10.1	The Purchaser shall indemnify the Sellers and keep the Sellers fully and effectively indemnified on demand from and against any and all liabilities, costs and expenses which they sustain or incur within 6 years from the date of Completion in respect of the Dage Holdings Limited and Associate Companies Employee Benefits Plan as a result of contribution notices, financial support directions or restoration orders made against them by the Pensions Regulator pursuant to the Pensions Act 2004 and any regulations made thereunder and any costs reasonably incurred by the Sellers in relation to any investigation by the Pensions Regulator which might give rise to any such notice, direction or order PROVIDED THAT this indemnity will only take effect to the extent that the contribution notice, financial support direction or restoration order arises as a result of Completion

10.2	With regard to clause 10.1 above, the Purchaser undertakes on behalf of itself and the Company, that neither it nor the Company shall encourage the Pensions Regulator to issue a contribution notice, financial support direction or restoration order in connection with the Dage Holdings Limited and Associate Companies Employee Benefits Plan.

10.3	If the Purchaser or, after Completion, the Company becomes aware that there is a reasonable prospect that the Pensions Regulator will issue a contribution notice, financial support direction or restoration order against itself or the Company in relation to any event arising from or relating to the acquisition of the Company, the Purchaser shall notify the Sellers and shall:

10.3.1	consult in good faith with the Sellers for a reasonable period (which shall be at least 14 days); and

10.3.2	provide, and procure that the Company provides, reasonable assistance to the Sellers (which for the avoidance of doubt shall not include any payment to the Dage Holdings Limited and Associate Companies Employee Benefits Plan),

in connection with any arrangements which may be made to minimise or remove the risk of a contribution notice, financial support direction or restoration order being issued by the Pensions Regulator against the Sellers.

11.	Third party rights

11.1	Subject to clause 11.2, nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999. John Greasley shall have the right to enforce the pre-emption waiver set out in clause 2.4.

11.2	Clauses 6.6, 8, 13.1.2, 13.1.3, 14 and 17.2 shall be enforceable by any Group Company and clause 6.6 shall be enforceable by any officer, employee, agent, adviser or consultant of any Group Company.

12.	Further assurance

Each of the Parties shall, from time to time on being required to do so by the other, as soon as practicable following written request and at its own cost and expense do or procure the doing of all such acts and/or execute or procure the execution of all such documents as are necessary so as to give full effect to the sale of the Shares.

13.	Confidentiality; announcements

13.1	Prohibition on disclosure

13.1.1	Subject to clause 13.2, each of the Parties undertakes to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal, report, publish, disclose or transfer or use for that Party’s own or any other purposes, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of any other Party in the negotiations leading to, this Agreement and which relates to the negotiations relating to this Agreement, the subject matter and/or provisions of this Agreement or any other Party.

13.1.2	Subject to clause 13.2, each of the Sellers undertakes to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal, report, publish, disclose or transfer or use for that Seller’s own or any other purposes, any confidential information relating to any Group Company.

13.1.3	The Parties acknowledge that a payment of money damages would not be an adequate remedy for a breach of the covenants in clauses 13.1.1 and 13.1.2 and, therefore, agree that, in addition to any other remedies that may be available, injunctive relief will be appropriate.

13.2	Permitted disclosures

The prohibition in clause 13.1 does not apply if:

13.2.1	the information was in the public domain before it was furnished to the relevant Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (i) a breach by that Party of this clause or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that Party;

13.2.2	disclosure is necessary in order:

(a)	to comply with applicable statutory and/or regulatory requirements; or

(b)	to obtain tax or other clearances or consents from the HM Revenue & Customs or other relevant Taxation Authority;

13.2.3	disclosure is made to such of the Party’s employees, directors, agents, consultants and professional advisers as are involved in the transactions contemplated by this Agreement and is restricted to matters necessary for the proper performance of their duties or services in relation to those transactions provided that any such information disclosable pursuant to clause 13.2.2 shall be disclosed only to the extent required by applicable statutory or regulatory requirements and (unless such consultation is prohibited by statutory or regulatory requirements) only after consultation with the Purchaser or the Sellers (as the case may be).

13.3	Announcements

Subject to clause 13.4, no Party shall make any formal press release or other public announcement in connection with any of the transactions contemplated by this Agreement except an announcement in the agreed form or in any other form agreed by the Purchaser and the Sellers or any announcement required by any applicable regulatory requirements (provided that, unless such consultation is prohibited by regulatory requirements, it is made only after consultation with the Purchaser or the Sellers (as the case may be)).

13.4	Disclosure to investors

The provisions of clauses 13.1 and 13.3 shall not apply to any announcement or disclosure by the Non-Management Sellers as part of a report to their investors or as part of their fund raising activities.

14.	No Claims against the Group

14.1	Each of the Warrantors confirms that, as at the date of this Agreement and as at the date of Completion, no Group Company has any liability, obligation or commitment of any kind to him or any of his Connected Persons other than: (i) accrued salary, benefits and expenses pursuant to their employment by any Group Company provided for in the Exchange Date Balance Sheet; and otherwise as provided for in accordance with this Agreement.

14.2	Each of the Non-Management Sellers confirms that, as at the date of this Agreement and as at the date of Completion, no Group Company has any liability, obligation or commitment of any kind to him other than (i) in relation to any investor director fees or monitoring fees owed by any Group Company to any Non-Management Seller provided for in the Exchange Date Balance Sheet; and (ii) otherwise as provided for in accordance with this Agreement.

14.3	To the extent that any such liability, obligation or commitment exists (without prejudice to clause 14.1 and 14.2), each of the Sellers irrevocably and unconditionally:

14.3.1	agrees with the Purchaser that he shall not at any time bring any claim or other action of any kind against any Group Company or any of its directors, officers or employees in relation to any such liability, obligation or commitment;

14.3.2	waives any and all rights which he may have or be entitled to exercise or which may arise (now or in the future and whether now known or not) in relation to any such liability, obligation or commitment; and

14.3.3	releases, and each Warrantor shall procure that each of his Connected Persons releases, each Group Company from any and all liabilities, obligations and commitments which may be owing by any Group Company to him or, so far as the Warrantors are concerned, any of their Connected Persons.

14.4	This clause shall not exclude any liability, obligation or commitment arising directly out of any fraud on the part of any Group Company.

15.	Assignment

15.1	No assignment without consent

Subject, in the case of the Purchaser, to clause 15.2, neither the Purchaser nor the Sellers may assign, transfer, charge or deal in any way with the benefit of, or any of its rights under or interest in, this Agreement, sub-contract any or all of its obligations under this Agreement or do any such thing in relation to any document or arrangement expressed to be supplemental to this Agreement or which this Agreement expressly preserves or requires to be executed, except in accordance with a prior waiver given by (in the case of the Purchaser) the Sellers or (in the case of the Sellers) the Purchaser.

15.2	The Purchaser may assign the benefit of this Agreement:

15.2.1	to any of its Affiliates provided that if such Affiliate ceases to be an Affiliate of the Purchaser, such rights, benefit and interest shall be immediately reassigned to the Purchaser or another Affiliate thereof, and pending such reassignment or assignment the rights of the former Affiliate under this Agreement shall cease and provided further that no such assignment shall operate to increase the liability of the Sellers or reduce the liability of the Purchaser (or its permitted assignees); and

15.2.2	by way of security the benefit of this Agreement to any financial institution(s) from time to time in whose favour the Purchaser creates charges over all or substantially all of the Purchaser’s assets and undertakings.

15.3	Successors in title

This Agreement shall be binding upon and enure for the benefit of the personal representatives and permitted assigns and successors in title of each of the Parties and references to the Parties shall be construed accordingly.

16.	Waiver; variation; invalidity

16.1	No waiver by omission, delay or partial exercise

No right, power or remedy provided by law or under this Agreement shall be waived, impaired or precluded by any delay or omission to exercise it, any single or partial exercise of it on an earlier occasion or any delay or omission to exercise, or single or partial exercise, of any other such right, power or remedy.

16.2	Waivers and variations to be in writing

Any waiver of any right, power or remedy under this Agreement must be in writing, and no variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of each Party.

16.3	Invalidity

Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of the other provisions of this Agreement, or of that or any other provisions of this Agreement in any other jurisdiction; and the Parties will use reasonable endeavours to negotiate in good faith with a view to replacing it with one or more provisions satisfactory to any relevant competent authority but differing from the replaced provision as little as possible.

17.	Costs and expenses

17.1	Payment of costs

17.1.1	Except as otherwise stated in this Agreement, each Party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the transactions contemplated by this Agreement.

17.1.2	All stamp, transfer and registration taxes, duties and charges and all (if any) notarial fees payable in relation to the transactions contemplated by this Agreement shall be payable by the Purchaser.

17.2	Group Companies to pay no costs

For the avoidance of doubt, no Group Company shall pay any legal or other professional charges and expenses in connection with any investigation of the affairs of the Group or the negotiation, preparation, execution and carrying into effect of this Agreement.

17.3	Payments

All payments to be made under this Agreement shall be made in full without any set-off or counter claim and free from any deduction or withholding except as may be required by law.

18.	Entire agreement and financial promotion

18.1	This Agreement

In this clause, references to this Agreement include the Tax Deed, the Disclosure Documents and all other written agreements and arrangements between the Parties which are expressed to be supplemental to this Agreement or which this Agreement expressly preserves or requires to be executed.

18.2	Entire agreement

This Agreement constitutes the whole and only agreement and understanding between the Parties in relation to its subject matter. Subject to clause 18.5:

18.2.1	all previous drafts, agreements, understandings, undertakings, representations, warranties, promises and arrangements of any nature whatsoever between the Parties with any bearing on the subject matter of this Agreement are superseded and extinguished; and

18.2.2	all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled

18.3	to the extent that they have such a bearing. Financial Promotion

Each Party acknowledges to the other, after due and careful consideration, that:

18.3.1	it is not entering into this Agreement in consequence of or in reliance on any unlawful communication (as defined in section 30(1) of the Financial Services and Markets Act 2000) made by the other or such other Party’s professional advisers;

18.3.2	except as expressly provided in this Agreement, it is entering into this Agreement solely in reliance on its own commercial assessment and advice from its own professional advisers; and

18.3.3	the other is entering into this Agreement in reliance on the acknowledgements given in this clause.

18.4	Other remedies

This Agreement sets out the remedies available to the Parties and how they may be pursued. Except as provided in clause 18.5, other substantive (as opposed to procedural) rights, powers or remedies (express or implied) which would otherwise be available in connection with this Agreement as a matter of common law, statute, custom or otherwise, including actions brought in negligence and/or nuisance, are excluded and waived to the fullest possible extent in relation to the Parties and their respective officers, employees and agents provided that nothing shall restrict either Party from seeking equitable remedies in respect of clause 13.1 and, in relation to the Purchaser only, clause 8 and clause 4.3. Without prejudice to the foregoing provisions of this clause 18.4, the Purchaser hereby acknowledges and agrees with the Sellers that it shall not be entitled to rescind this Agreement in any circumstances whatsoever except pursuant to clause 4.4, or for fraud.

18.5	Fraud

Nothing in this Agreement shall be read or construed as excluding any liability or remedy in respect of fraud.

19.	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on different counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

20.	Notices

20.1	Form of notices

Any communication to be given in connection with the matters contemplated by this Agreement shall be in writing and shall either be delivered by hand, sent by first class pre-paid post or by courier provided that communications in relation to the preparation of the Sellers’ Statement (as defined in clause 3.3.1) and the Exchange Date Balance Sheet may be delivery by email with the prior consent of both Parties.

20.2	Warrantors’ Representative

Any communication to be given in connection with the matters contemplated by this Agreement served on the Warrantors’ Representative will be deemed to have been validly served at the same time on each of the Warrantors on whom it is required to be served. Unless the Warrantors otherwise advise the Purchaser by written notice, the Purchaser is entitled to rely on the authority of the Warrantors’ Representative to act for and on behalf of the Warrantors in all matters relating to and the transactions contemplated by this Agreement.

20.3	Address

Such communication shall:

20.3.1	in the case of the Warrantors be sent to the Warrantors’ Representative at the address specified in Part 1 of Schedule 1;

20.3.2	in the case of the Non-Management Sellers be sent to the address of each relevant Seller in Part 1 of Schedule 1; and

20.3.3	in the case of the Purchaser be sent to 28601 Clemens Road, Westlake, Ohio 44145 USA (for the attention of R.A. Dunn and the Group General Counsel), with a copy to Bhopinder Kang, Financial Controller, Nordson UV Limited, 816 Leigh Road, Slough, Berkshire SL1 4BD.

20.4	Deemed time of service

A communication shall be deemed to have been served:

20.4.1	if delivered by hand at the address referred to in clause 20.3 at the time of delivery;

20.4.2	if sent by first class pre-paid post to the address referred to in that clause, at the expiration of four clear days after the time of posting;

20.4.3	if sent by courier for same day delivery, on the day on which the communication is delivered to the courier; and

20.4.4	if sent by courier for next day delivery, on the day after the communication is delivered to the courier,

If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. GMT on a Business Day) under the preceding provisions of this clause, it shall be deemed to have been delivered at the next opening of such normal business hours.

20.5	Proof of service

In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or delivered to the courier, as the case may be.

20.6	Change of details

A Party may notify the other Parties of a change to its name, relevant person or address for the purposes of clause 20.3 provided that such notification shall only be effective on:

20.6.1	the date specified in the notification as the date on which the change is to take place; or

20.6.2	if no date is specified or the date specified is less than 5 clear Business Days after the date on which notice is deemed to have been served, the date falling 5 clear Business Days after notice of any such change is deemed given.

20.7	Non-applicability to Proceedings

For the avoidance of doubt, the Parties agree that the provisions of this clause shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to or in connection with any Proceedings arising out of or in connection with this Agreement.

21.	Service of process in the United Kingdom

21.1	Any Service Document addressed and delivered to the Purchaser at Bhopinder Kang, Financial Controller, Nordson UV Limited, 816 Leigh Road, Slough, Berkshire SL1 4BD in accordance with clause 20.3 shall be deemed to have been duly served. A copy of any such Service Document shall also be addressed and delivered to the Purchaser at 28601 Clemens Road, Westlake, Ohio 44145 USA, but no failure or delay in delivering the copy shall prejudice the effectiveness of service of the Service Document.

21.2	Any Service Document addressed and delivered to the Sellers in accordance with clause 20.3 shall be deemed to have been duly served.

22.	Governing law and jurisdiction

22.1 22.2	English law This Agreement shall be governed by and construed in accordance with English law. Courts of England and Wales

The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

23.	Dage Limited Retention Account

The Purchaser and the Warrantors shall each use their reasonable endeavours to procure the removal of the Sellers’ Solicitors from the operation of the Dage Limited Retention Account and the replacement of the Sellers’ Solicitors by the Purchaser’s Solicitors in this regard as soon as reasonably practicable after the date of this Agreement.

IN WITNESS of which Parties have executed this agreement as a deed and have delivered it upon dating it.

Schedule 1

Part 1

Details of Sellers and Consideration

Note: The equity numbers in this Schedule are illustrative only and are based on an assumed date for Completion of 15th December 2006. They are accordingly subject to adjustment in accordance with clause 3.1, as well as clauses 3.3 and 3.4

(1)	(2)	(3)
Name and address of
registered and	Number and Class of	Consideration
beneficial owner	Shares to be sold	(£)
ABACUS (CI) LIMITED acting as trustee for GAYGAS TRUST La Motte Chambers St. Helier, Jersey JE1 1BJ	32,115 M Ordinary	2,574,428

AMARI LIMITED La Motte Chambers St. Helier, Jersey JE1 1BJ	60,000 M Ordinary	4,809,768

RBDC ADMINISTRATOR LIMITED	20,508 Cumulative
24/25 St Andrew	Participating Preferred	)
Square	Ordinary	) 1,776,408
Edinburgh EH2 1AF	1,652 B Ordinary	)

2,916,308 Cumulative
Redeemable A Preference
279,920 Cumulative
PVLP-R LIMITED	Redeemable B Preference	2,916,308
PARTNERSHIP	21,478 B Ordinary	279,920
50 Lothian Road	266,661 Cumulative	)
Festival Square	Participating Preferred	) 23,098,030
Edinburgh EH3 9WS	Ordinary	)

PARALLEL VENTURES NOMINEES NO.3 LIMITED	20,523 Cumulative
50 Lothian Road.,	Participating Preferred	)
Festival Square,	Ordinary	) 1,777,690
Edinburgh EH3 9WS	1,653 B Ordinary	)

ROYAL BANK	579,882 Cumulative
INVESTMENTS LIMITED	Participating Preferred
24/25 St Andrew	Ordinary
Square	5,496,118 Cumulative	46,484,966
Edinburgh EH2 1AF	Redeemable A Preference	5,496,118

BNP PARIBAS acting through its London branch 10 Harewood Avenue London NW1 6AA	29,586 POrdinary Shares	2,371,697

Geraint Rees	56,638 M Ordinary
80 Guildford Road	1 Special 3 (jointly
Horsham	held with Stewart	4,540,261
West Sussex RH12 1LY	Wells)	Nil

Stewart Wells 2A Northampton Road	30,456 M Ordinary
Blisworth,	1 Special 3 (jointly	2,441,438
Northants NN7 3DN	held with Geraint Rees)	Nil

John Molloy Balmore House 3 Old Farm Court Main Street Grendon		)
Underwood, Bucks	5,639 B Ordinary	) 668,478
HP18 0SU	2,700 M Ordinary	)

Josef Pandza Neue Weilheimer	1,448 Cumulative	1,448
Strasse 24	Redeemable B Preference	)
Kirchheim-Teck,	362 B Ordinary	) 461,898
Germany	5,400 M Ordinary	)

Marion Pandza Muhlacker St 12 73230	10,915 B Ordinary
Kirchheim-Teck,	43,660 Cumulative	874,977
Germany	Redeemable B Preference	43,660

Paul Walter St. Swithuns, 110 Bierton Road		)
Aylesbury, Bucks	5,638 B Ordinary	) 2,987,187
HP20 1EN	31,626 M Ordinary	)

Note: The Sellers have agreed to reallocate the Consideration between them so that the amount receivable by Geraint Rees is increased by £930,040, the amount receivable by Stewart Wells is increased by £558,024 and the amount receivable by Paul Walter is increased by £372,016 and the effect of such reallocation shall be borne by all Sellers pro rata in proportion to the Shares held by them (excluding the A and B Preference Shares).

Part 2

The Warrantors

Name	Relevant Proportion
Geraint Rees	62.4%

Stewart Wells	14.6%

Josef Pandza	6.7%

Paul Walter	16.3%

Part 3

Non-Management Sellers

RBDC Administrator Limited

PVLP-R Limited Partnership

Parallel Ventures Nominees No. 3 Limited

Royal Bank Investments Limited

Abacus (CI) Limited acting as trustee for the Gaygas Trust

Amari Limited

Marion Pandza

John Molloy

BNP Paribas acting though its London Branch

Schedule 2

Details of the Group

Part 1

The Company

Name:	DAGE HOLDINGS LIMITED

Number:	03385731

Date of incorporation:	12 June 1997

Rabans Lane, Aylesbury,
Registered office:	Buckinghamshire, HP19 8RG

£8,929,042.75 divided
into: 47,337 B Ordinary
Shares of £1 each; 218,935
M Ordinary shares of £1
each; 29,586 POrdinary
shares of £1 each; 887,574
Cumulative Participating
Preferred Ordinary shares
of £1 each; 9,912,426
Cumulative Redeemable A
Preference shares of £0.75
each; 415,051 Cumulative
Redeemable B Preference
shares of £0.75 each; 1
Special 1 share of £1; 1
Special 2 share of £1; and
1 Special 3 share of £1.
£7,689,188.50 divided
into: 47,337 B Ordinary
shares of £1 each; 218,935
M Ordinary shares of £1
each; 8,412,426 Cumulative
Redeemable A Preference
shares of £0.75 each;
325,028 Cumulative
Redeemable B Preference
shares of £0.75 each;
887,574 Cumulative
Participating Preferred
Ordinary shares of £1
each; 1 Special 1 share of
£1; 1 Special 2 share of
£1; 1 Special 3 share of
Share capital: — authorised:	£1 and 29,586 POrdinary
- issued:	Shares of £1 each

Fixed and Floating Charge
over all assets securing
All Monies due to National
Outstanding Charges	Westminster Bank PLC.

Stewart Wells
Gavin Petken
Directors	Geraint Rees

Secretary:	Stewart Wells

Part 2

The Subsidiaries

Name:	DAGE PRECISION INDUSTRIES LIMITED
Number:	2691452
Date of incorporation:	27 February 1992
Registered office:	Rabans Lane, Aylesbury, Bucks HP19	8RG
£8,000 divided into 8,000 Ordinary
shares of £1 each.
Share capital: -authorised	£7,747 divided into 7,747 Ordinary
-issued	shares of £1 each

Shareholder:
- name:	Dage Holdings Limited
- Shares held	7,747 Ordinary shares

Fixed and Floating Charge over all
assets securing All Monies due to
Outstanding Charges	National Westminster Bank PLC.

Stewart Wells
Members of Board of Directors	Paul Walter

Secretary	Stewart Wells

Name:	DAGE PRECISION INDUSTRIES, INC.
Number:	D0816599
Date of incorporation:	16 May 1977
4024 Clipper Court, Fremont CA
Registered office:	94538, USA
$200,000 divided into 200,000
shares of Common Stock of $1
each.
Share capital: -authorised	$900 divided into: 900 shares of
-issued	Common Stock of $1 each.

Shareholders:

- name:	Dage Precision Industries Limited

- Shares held	900 shares of Common Stock

Outstanding Charges	None

Directors	Geraint Rees Stewart Wells Paul Walter

Secretary:	Stewart Wells

Name:	DAGE (SE ASIA) PTE. LIMITED
Number:	199803787C
Date of incorporation:	5 August 1998
10 Ang Mo Kio Street 65,
Techpoint #02-15/16, Singapore
Registered office:	569059
$100,000 divided into 100,000
Ordinary shares of $1 each.
Share capital: - authorised:	$100,000 divided into 100,000
- issued:	Ordinary shares of $1 each.

Shareholders:
- name:	Dage Precision Industries Limited
- Shares held	100,000 ordinary shares

Outstanding Charges	None

Geraint Rees
Stewart Wells
Directors	Paul Walter

Secretary:	Foo Soon Soo

Name:	DAGE ARCTEK LIMITED
Number:	N/A
Date of incorporation:	1989
Registered office:	1-9-1 Nakase, Mihama-ku, Chiba-shi, JAPAN

JPY 32,000,000 divided into 640 shares
of Common Stock of JPY 50,000.
Share capital: — authorised:	JPY 10,000,000 divided into 200 shares
- issued:	of Common Stock of JPY 50,000 each.

Shareholders:
- name:	Dage Precision Industries Limited
- Shares held	200 shares of Common Stock

Share pledge over 100% shareholding in
Dage Arctek Limited in favour of
Outstanding Charges	National Westminster Bank PLC

Stewart Wells
Paul Walter
Directors	Toshiaki Ono

Secretary:	Statutory Auditor – Nobuo Ida

DAGE TEST SYSTEMS (SUZHOU)
Name:	COMPANY LIMITED
Number:	Business Licence Number 0992696
Date of incorporation:	5 September 2003
158-27 Huashan Road, Suzhou New
Registered office:	District, CHINA
Share capital: - authorised:	RMB 6,952,000
- issued:	RMB 6,952,000

Shareholders:

- name:	Dage Precision Industries Limited

- Shares held	All of the issued share capital (which is not divided into individual shares).

Outstanding Charges	None

Directors	Geraint Rees Stewart Wells

Name:	DAGE TRADING (SUZHOU) LIMITED
Number:	Business Licence Number 0992696
Date of incorporation:	16 May 2006
158-27 Huashan Road, Suzhou New
Registered office:	District, CHINA
Share capital: - authorised:	RMB 999,000
- issued:	RMB 999,000

Shareholders:

- name:	Dage Precision Industries Limited

- Shares held	All of the issued share capital (which is not divided into individual shares)

Outstanding Charges	None

Directors	Stewart Wells Geraint Rees Paul Walter

Name:	DAGE EUROSEM LIMITED
Number:	2704872
Date of incorporation:	8 April 1992
Registered office:	Rabans Lane, Aylesbury, Bucks HP19	8RG
£2,000 divided into 2,000 Ordinary
shares of £1 each.
Share capital: - authorised:	£1,752 divided into 1,752 Ordinary
- issued:	shares of £1 each.

Shareholders:
- name:	Dage Precision Industries Limited
- Shares held	1,752 ordinary shares

Outstanding Charges	None

Geraint Rees
Directors	Stewart Wells

Secretary:	Stewart Wells

Name:	DAGE AYLESBURY LIMITED
Number:	3382384
Date of incorporation:	6 June 1997
Registered office:	Rabans Lane, Aylesbury, Bucks HP19	8RG
£1,000 divided into 1,000 ordinary
Share capital: - authorised:	shares of £1 each.
- issued:	£1 consisting of 1 ordinary share of £1.

Shareholders:
- name:	Dage Precision Industries Limited
- Shares held	1 ordinary share

Outstanding Charges	None

Geraint Rees
Directors	Stewart Wells

Secretary:	Stewart Wells

Name:	DAGE DEUTSCHLAND GmbH
Number:	HRB1636
Date of incorporation:	1 February 2000
Neue-Weilheimer Stra.
24, 73230 Kirchheim
Registered office:	unter Teck, Germany
EUR 200,000 divided into
1 share of EUR 175,000
and 1 share of EUR
25,000.
EUR 200,000 divided into
1 share of EUR 175,000
Share capital: - authorised:	and 1 share of EUR
- issued:	25,000.

Shareholders:
- name:	Dage Holdings Limited

- Shares held	2 shares

Outstanding Charges	None

Geraint Rees
Directors	Stewart Wells

Name:	DAGE SEMICONDUCTOR GmbH
Number:	HRB1580
Date of incorporation:	30 April 1999
Neue-Weilheimer Stra. 24, 73230
Registered office:	Kirchheim unter Teck, Germany
Share capital: - authorised:	EUR 25,000 consisting of 1 share.
- issued:	EUR 25,000 consisting of 1 share.

Shareholders:

- name:	Dage Deutschland GmbH

- Shares held	1 share

Outstanding Charges	None

Directors	Geraint Rees Stewart Wells Josef Pandza

Name:	DAGE MEDIXTEC GmbH
Number:	HRB1606
Date of incorporation:	19 October 1999
Neue-Weilheimer Stra.
24, 73230 Kirchheim
Registered office:	unter Teck, Germany
EUR 25,000 consisting of
1 share of EUR 25,000.
Share capital: - authorised:	EUR 25,000 consisting of
- issued:	1 share of EUR 25,000.

Shareholders:

- name:	Dage Deutschland GmbH

- Shares held	1 share

Outstanding Charges	None

Directors	Geraint Rees Josef Pandza Stewart Wells

DAGE ELECTRONIC
Name:	EUROPA-VERTRIEBS GMBH
Number:	HRB758
Date of incorporation:	16 October 1986
Neue-Weilheimer Stra.
24, 73230 Kirchheim
Registered office:	unter Teck, Germany
EUR 25,564.59 consisting
of 1 share of EUR
25,564.59.
EUR 25,564.59 consisting
Share capital: - authorised:	of 1 share of EUR
- issued:	25,564.59.

Shareholders:
- name:	Dage Deutschland GmbH
- Shares held	1 share

Outstanding Charges	None

Geraint Rees
Stewart Wells
Directors	Josef Pandza

Name:	DAGE-INTERSEM LIMITED
Number:	830704
Date of incorporation:	10 December 1964
Registered office:	Rabans Lane, Aylesbury, Bucks HP19	8RG
£2,000 divided into 2,000 Ordinary
shares of £1 each.
Share capital: - authorised:	£2,000 divided into 2,000 Ordinary
- issued:	shares of £1 each.

Shareholders:
- name:	Dage Holdings Limited
- Shares held	2,000 ordinary shares

Outstanding Charges	None

Geraint Rees
Directors	Stewart Wells

Secretary:	Stewart Wells

Name:	DAGE STATIC CONTROL LIMITED
Number:	921585
Date of incorporation:	7 November 1967
Registered office:	Rabans Lane, Aylesbury, Bucks HP19	8RG
£2,000 divided into 2,000 ordinary
shares of £1 each.
Share capital: - authorised:	£1,750 divided into 1,750 ordinary
- issued:	shares of £1 each.
Shareholders:
- name:	Dage Holdings Limited
- Shares held	1,750 ordinary shares

Outstanding Charges	None

Geraint Rees
Directors	Stewart Wells

Secretary:	Stewart Wells

Name:	DAGE PENSION TRUSTEES LIMITED
Number:	05401829
Date of incorporation:	23 March 2005
Registered office:	Rabans Lane, Aylesbury, Bucks, HP19	8RG
£100 divided into 100 ordinary shares
Share capital: - authorised:	of £1 each
- issued:	£1 divided into 1 ordinary share

Shareholders:
- name:	Dage Holdings Limited
- Shares held	1 ordinary share

Outstanding Charges	None

Graham Horlock
Paul Walter
Directors	Stewart Wells

Secretary:	Stewart Wells

Schedule 3

Properties

(5)
Current
(1)	(2)	(3)	(4)
Property	Date	Term	Parties	Rent
Main Building – Rabans Lane, Aylesbury	7 December 1981	42 Years	Aylesbury Vale District Council Dage Holdings Limited	£128,000 p.a. (plus £28,274 Rates)

Units 2 and 3, Aylesbury Industrial Estate, HP19 8AL	25 December 1982 29 September 1982	25 Years 25 Years	Stralo Limited and Deutsche Bank Custodial Services Limited Dage Holdings Limited	£75,950 p.a. (plus £20,780.42 Rates, approx £700 Ground Rent/Service Charge)

Davey Close, Colchester C01 2XL	25 December 2000	11 2/3 Years	BPC Properties Dage Holdings Limited	£33,250 (plus £14,350 Rates and £500 Ground Rent/Service Charge)

20 Car Parking Spaces at Bicester Road, Aylesbury	25 July 2005	1 Year (currently extended by 5 months)	Frontier Estates (Aylesbury) Limited Dage Holdings Limited	£8,000 p.a. (plus VAT)

48065 Fremont Blvd, Fremont, California	8 May 2006 (as amended on 7 September 2006)	7 years (commencing 1 July 2006)	ProLogis Limited Partnership-I Dage Precision Industries	$3,270 pcm (base rent) until 30/6/07 (rising annually thereafter at fixed rates)

10 Ang Mo Kio Street 65, Techpoint #02-15/16, Singapore 569059	18 December 2003	3 Years	Ascendas Land (Singapore) Pte Limited Dage (SE Asia) Pte Limited	$15,988.05 p.m. (including service charge)

Japan Sales Office – Admin Sales Office – Sales Room	1 February 1997 1 November 2000	10 years 6 years	Mitsui-Sumitomo Construction Corporation Dage Arctek Limited	£25,000 p.a. £11,000 p.a.

Factory No. 27, #158 Huashan Road, Feng Qiao Industrial Park, Suzhou City, China, PC: 215129	21 July 2005	1 Year	Suzhou Xiangjie Industrial Company Dage Test Systems (Suzhou) Co., Ltd Suzhou New District Fengqiao Civil-run Sci-Ttech Park Co., Ltd.	RMB 34,442 p.m.

Neue Weilheimer Str. 14, 73230 Kirchheim/Teck-Jesin gen	15 June 2005	5 years	Pandza Vermietung GbR Dage Semiconductor GmbH	EUR 1,127.10 p.m.

Unit 69, Basepoint Business and Innovation Centre, Metcalf Way, Crawley, West Sussex RH11 7XX	4 September 2006	2 week rolling term	Basepoint Properties Limited Dage Holdings Limited	£275 per week (£1,375 deposit)

Unit 76, Basepoint Business and Innovation Centre, Metcalf Way, Crawley, West Sussex RH11 7XX	4 September 2006	2 week rolling term	Basepoint Properties Limited Dage Holdings Limited	£260.10 per week (for 52 weeks, thereafter £289 per week) (£200 deposit)

Schedule 4

Intellectual Property

PART A

PATENTS REGISTERED

Patent No.	Item	Date granted
6,237.422 (US)	Cold bump pull	29.05.2001
6,078,387 (US)	Test apparatus	20.06.2000
6,672,761 (US)	X-ray system	06.01.2004
6,341,530 (US)	Cavity shear tool	29.01.2002
6,301,971 (US)	Pull cartridge/contact sensing	16.10.2001
6.178,823 (US)	Vectored pull	30.01.2001
DE195,09,516
Transferred to Dage	Medixtec Patent	26.09.98
5,857,008 (US patent for above)	Microfocus X-ray device	05.01.99
(Japanese patent for above)
10-503618	Microfocus X-ray device	Published 26.03.2001

EP815582B1 (European Patent for above)	Microfocus X-ray device	01.05.2002

PATENTS FILED

Application No.	Item	Date filed
0616596.3 (GB)	Detecting worn target	23.08.06

0616593.0 (GB)	Multi-element X-ray target	23.08.06

0616595.5 (GB)	Angled Target	23.08.06

0616594.8 (GB)	Focusing method	23.08.06

0616807.4 (GB)	Rotating shear test	25.08.06

0615561.8 (GB)	Edge target	04.08.06

0612135.4 (GB)		20.06.06

0613205.4 (GB)		05.07.06

0612935.7 (GB)		30.06.06

0604700.5 (GB	Shear Testing Method	09.03.06

0604914.2 (GB)	Pull Wire Jog	13.03.06

0604912.6 (GB)	Angled pull test	13.03.06

01308050.2 European	X-ray system	21.09.01

0603243.7 (GB)	Indirect Piezo transducer	20.02.06

	Void measurement apparatus
0601087.0 (GB)	& method	31.01.06

PCT/GB2005/003105 Int’l	Piezo Tip Sensing	05.08.05

PCT/GB2005/002611 Int’l	X-ray manipulator (7500)	05.07.04

PCT/GB2005/001715 Int’l	Test apparatus (scrub test)	19.05.05

PCT/GB2005/001116 Int’l	High speed pull test device	12.04.05

0515534.6 (GB)	Focus magnet	29.07.05

0621462.1 (GB)		27.10.06

Japanese Patent Applications	Item	Priority dates

10-331663	Test Apparatus	21.11.97

10-331662	Test Apparatus	20.11.97

10-355215	Test Apparatus	13.12.97

11-157012	Test Apparatus	03.06.98

2000-135142	Shear tool	06.05.99

2001-292200	X-ray system	21.09.2000

REGISTERED TRADE MARKS

Germany

Word and device mark MediXtec, number 30048510, Class 10

Word and device mark MediXtec, number 39746881, Classes 9 and 38

DOMAIN NAMES

dage-group.com (Dage Holdings)

dageinc.com (Dage Precision Industries)

arctek.com (Arctek Co. , Ltd)

dagechina.com (Dage Electronics (Suzhou) Co., Ltd)

dage.de (Dage Electronic Europa GMBH)

PART B

CERTAIN UNREGISTERED TRADEMARKS

(1) Company names

Dage

Dage Holdings Ltd

Dage Precision Industries Ltd

Dage Precision Industries Inc

Dage Arctek

Arctek

(II)	Xidat Dage series 4000 Dage series 5000 Dage 4000 Dage 5000 Dage 4000HS CBP/cold bump pull HBP/cold bump pull NT250 XD7500VR XD7600NT XD 7800 XD7400 XD7300 Sealed Transmission Tube

This list is not exhaustive and the Group may use unregistered trademarks which are not listed in Part B of this Schedule.

Schedule 5

Pre-Completion / Completion Obligations

1.	Pre-Completion obligations

1.1	Immediately before Completion, the Warrantors will cause a board meeting of the Company to be held at which the issue of 29,586 P Ordinary Shares and 17,751 M Ordinary Shares to BNP Paribas and Paul Walter respectively will be approved (on the basis that payment for such Shares will be made by way of deduction from the proceeds of sale of such Shares in accordance with this Schedule 5).

1.2	By his execution of this Agreement but conditional on all Parties being ready, willing and able to proceed immediately to Completion, Paul Walter hereby directs the Purchaser (a) to deduct £17,751 from the Consideration otherwise due to him hereunder and to pay such sum to the Company (in such manner as the Warrantors’ Representative directs) in satisfaction of the subscription price payable on the issue of 17,751 M Ordinary shares in the Company to him immediately prior to Completion pursuant to the exercise of the Walter Options (and payment in such manner shall be a good discharge to the Purchaser) and (b) to deduct an amount equal to the PAYE income tax due on exercise of the Walter Options (as reasonably determined by the Warrantors and notified to the Purchaser (together with details of how such sum has been calculated) a reasonable time prior to Completion) from the Consideration due to him hereunder, to pay such sum to the Company at Completion and to procure that the Company accounts to HM Revenue & Customs for such sum when due.

1.3	By its execution of this Agreement but conditional on all Parties being ready, willing and able to proceed immediately to Completion, BNP Paribas hereby directs the Purchaser to deduct £29,586 from the Consideration otherwise due to it hereunder and to pay such sum to the Company (in such manner as the Warrantors’ Representative directs) in satisfaction of the subscription price payable on the issue of 29,586 P Ordinary shares in the Company to BNP Paribas immediately prior to Completion (and payment in such manner shall be a good discharge to the Purchaser).

2.	Sellers’ Completion obligations

2.1	The Sellers will be obliged to deliver to the Purchaser (or otherwise make available to the satisfaction of the Purchaser):

(a)	transfers of the Shares duly executed (respectively) by the registered holders in favour of the Purchaser or its nominee(s) together with the relevant share certificates (or an indemnity in the agreed form) in the names of such registered holders;

(b)	certificates (or an indemnity in the agreed form) in respect of all issued shares in the capital of each of the Subsidiaries (other than Dage Test Systems (Suzhou) Limited, Dage Trading (Suzhou) Limited, Dage Deutschland GmbH, Dage Semiconductor GmbH, Dage Medixtec GmbH and Dage Electronic Europa- Vertrieb, GmbH);

(c)	the statutory registers and minute books (properly written up to the time immediately prior to Completion), the common seal (if any), the certificate of incorporation (save in respect of Dage (Seasia) Pte. Limited and certain of the UK Companies) and (if applicable) any certificate of incorporation on change of name, of each UK Company and Dage (Seasia) Pte. Limited;

(d)	originals of the documents of title to Units 2 and 3, Aylesbury Industrial Estate HP19 8AL and copies of the documents of title in relation to each of the other Properties;

(e)	originals of the documents of title to the “Patents Registered” as set out in Schedule 4 Part A save in respect of those patents registered with numbers EP815582 B1, 10-502618 and BE915, 09,516 in respect of which copies of documents of title will be provided;

(f)	the Tax Deed duly executed as a deed by or on behalf of the Warrantors;

(g)	the written resignation in the agreed form of Gavin Petken as a director of the Company;

(h)	the written resignation of the auditors of each UK Company in the agreed form to take effect from Completion containing the statements referred to in section 394(1) CA85 that they consider there are no such circumstances as are mentioned in that section;

(i)	a duly executed written resolution of the directors of Dage (Seasia) Pte. Limited to change its accounting reference date to 31 October;

(j)	a duly executed action of the board of directors of Dage Precision Industries Inc. by unanimous written consent to change its accounting reference date, replace Grant Thornton LLP as auditors and appoint Ernst & Young LLP as auditors.

2.2	The Warrantors will cause a board meeting of the Company to be held at which:

(a)	The transfers of the Shares will be approved for registration (subject to their being duly stamped, which shall be a the cost of the Purchaser);

(b)	The resignation of Gavin Petken will be tendered and accepted so as to take effect at the close of the meeting;

(c)	Robert Dunn will be appointed as an additional director;

(d)	The accounting reference date will be changed to 31 October;

(e)	Grant Thornton LLP will be resigned as auditors; and

(f)	Ernst & Young LLP will be appointed as auditors.

2.3	The Warrantors will cause a board meeting of each UK Company (other than the Company) to be held at which:

(a)	in the case of Dage Precision Industries Limited only, Robert Dunn will be appointed as an additional director;

(b)	the accounting reference date will be changed to 31 October;

(c)	Grant Thornton LLP will be resigned as auditors; and

(d)	Ernst & Young LLP will be appointed auditors.

2.4	The Warrantors will cause a board meeting of Dage Test Systems (Suzhou) Co. Limited to be held at which the accounting reference date for the production of the consolidated group accounts will be changed to 31 October.

2.5	The Warrantors will cause a board meeting of Dage Trading (Suzhou) Co. Limited to be held at which the accounting reference date for the production of the consolidated group accounts will be changed to 31 October.

2.6	The Warrantors will cause a meeting of the board of directors and an extraordinary general meeting of the shareholders of Arctek Co. Limited to be held at which its accounting reference date will be changed to 31 October.

3.	Purchaser’s Completion obligations

The Purchaser’s obligations are to:

(a)	pay or procure the payment of the consideration under clause 3.1.1 by way of electronic transfer for same day value to the Sellers’ Solicitors;

(b)	deliver to the Sellers a counterpart Tax Deed duly executed by the Purchaser;

(c)	deliver to the Sellers a certified copy extract of Board minutes of the Purchaser authorising the execution and completion of this Agreement and the execution of any document in the agreed form to which it is a party;

(d)	procure immediate payment of the Shareholder Payments to the Sellers’ Solicitors by way of electronic transfer for same day value;

(e)	procure immediate payment of the Net Key Man Payment Amount to the Sellers’ Solicitors by way of electronic transfer for same day value;

(f)	procure that the Company (or the relevant Group Company) accounts to HM Revenue & Customs (or overseas equivalent) for the Key Man Payment Tax Amount when due;

(g)	deliver to the Sellers a certified copy of an agreement duly executed by the Purchaser and John Greasley (the “Greasley Agreement”) in respect of the transfer of the Special Share 1 and Special Share 2 (the “Special Shares”) in the capital of the Company held by John Greasley; and

(h)	procure immediate payment to John Greasley of the sum of £2,000,000 in respect of the transfer of the Special Shares in accordance with the Greasley Agreement.

4.	Other Completion obligations

4.1	(a) Geraint Rees and the Company will enter into an employment agreement in agreed form.

(b)	Stewart Wells and the Company will enter into an employment agreement in agreed form.

(c)	Paul Walter and the Company will enter into an employment agreement in agreed form.

4.2	The Parties acknowledge that the allocation of the Consideration which has been agreed between the Sellers gives rise to an obligation to account to HM Revenue & Customs for PAYE and employer’s and employee’s National Insurance contributions on £1,860,080 of the Consideration payable to Messrs Rees, Wells and Walter.

4.3	Accordingly, at Completion the Purchaser shall:

(a)	deduct an amount equal to £762,632.80 from the Consideration otherwise due to Messrs Rees, Wells and Walter (the “Deduction”);

(b)	pay an amount equal to the Deduction and the employer’s National Insurance Contributions (being £238,090) on £1,860,080 to the Company; and

(c)	procure after Completion that the Company accounts when due to HM Revenue & Customs for an amount equal to the Deduction and the employer’s National Insurance Contributions referred to above.

4.4	The Purchaser shall procure that the Company pays the Monitoring Fee at Completion.

Schedule 6

Warranties

Part 1

Seller Warranties

1.1	Each Seller severally, and in respect of itself only, warrants to the Purchaser as follows:

1.1.1	it has full power and authority and all necessary authorisations to enter into and perform its obligations contemplated by this Agreement and the transactions contemplated by it;

1.1.2	this Agreement, will when executed by it, constitute valid and binding obligations on it and are enforceable against it in accordance with their terms;

1.1.3	the execution, delivery and completion of this Agreement, and the transactions contemplated by it, and the performance of its terms will not:

(a)	(where relevant) result in a violation or breach of any provision of the memorandum or articles of association of it;

(b)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound;

(c)	result in a breach of any order, judgment or decree of any court governmental agency or regulatory authority applicable to is or any of its assets; or

(d)	result in a requirement for it to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been obtained or made at the date of this Agreement;

1.1.4	subject to 1.1.5, it will, immediately prior to Completion, be the legal and beneficial owner of that number of Shares as is set out opposite that Seller’s name in column 2 of Part 1 of Schedule 1, such Shares are fully paid and there is no Encumbrance over such Shares;

1.1.5	Parallel Ventures Nominees No. 3 Limited, RBDC Administrator Limited and Abacus (CI) Limited is the legal owner of that number of shares set out opposite its name in column 2 of Part 1 of Schedule 1 and each of them have all requisite authority to procure the transfer of the beneficial interest in such shares pursuant to the terms of this Agreement; and

1.1.6	the amount of the Consideration that it will receive in respect of the transfer of the Shares held by it is as set out in column 3 of Part 1 of Schedule 1 to this Agreement (subject to the reallocation referred to in such Schedule).

Part 2

General

(In Part 2 and Part 3 of this Schedule 6, references to the Company shall be deemed to refer to each Group Company in turn. In Part 2 and Part 3 of this Schedule 6, each of the Warranties shall be construed so that it applies to and with the same effect in relation to each jurisdiction outside of England and Wales in which the Group’s business is currently carried on. Without prejudice to the generality of the foregoing any reference to Acts of Parliament, subordinate legislation or law applicable to England and Wales shall be deemed in the case of any other jurisdiction in which part of such business is carried on to refer to the equivalent law or subordinate legislation or regulation (if any) in that jurisdiction, any reference to an accounting term which has specific meaning in England and Wales shall be deemed in the case of any other jurisdiction in which part of such business is carried on to refer to the equivalent accounting term (if any) in that jurisdiction and reference to England or the United Kingdom or to any English or United Kingdom body shall be deemed in the case of any other jurisdiction in which part of that business is carried on to refer to the equivalent body or term (if any) in such jurisdiction in each case only in so far as relates to that part of such business carried on in each of such jurisdictions.)

2.	The Company

2.1	Memorandum and articles of association

2.1.1	The Company is duly incorporated and validly existing under the laws of England and Wales and has full power and authority to carry on its business.

2.1.2	A copy of the memorandum and articles of association (or equivalent constitutional documents) of the Company is included in the Disclosure Documents and the Company has at all times carried on its business and affairs in all material respects in accordance with its memorandum and articles of association (or equivalent constitutional documents as the case may be).

2.2	Statutory books

The statutory registers (or equivalent registers in the relevant jurisdiction) of the Company contain a materially accurate record of the matters which should be dealt with or rectified in those registers, no notice or allegation that any of them is materially incorrect has been received by the Company, and so far as the Warrantors are aware, there are no circumstances which might reasonably be expected to lead to any such notice or allegation being served on the Company.

2.3	Statutory returns

All material returns, particulars, resolutions and other documents required to be delivered to the Registrar of Companies (or the equivalent body or authority in the relevant jurisdiction) by the Company have been so delivered.

2.4	Share capital

2.4.1	The Shares have been lawfully issued, are fully paid and constitute the entire issued share or loan capital of the Company.

2.4.2	The shares of each Group Company other than the Company are beneficially owned and registered as set out in Schedule 2, and no person other than the Sellers has any legal or beneficial entitlement to the Shares.

2.4.3	There is no Encumbrance on, over or affecting any unissued shares, debentures or other securities of the Company and no person has the right (exercisable now or in the future and whether contingent or not) to call for the issue, sale, transfer, purchase, redemption or repayment of any share or loan capital of the Company.

2.5 2.6	2.4.4The Company has never purchased any of its own shares. Dividends All dividends declared or due in respect of the Shares have been paid in full. Solvency

For the purposes of this clause 2.6, the terms “winding up”, “administrator”, “scheme of arrangement” and “receiver” are to be construed so as to include equivalent or analogous proceedings under the law of the jurisdiction in which a Group Company is incorporated or a jurisdiction in which the relevant Group Company carries on business including, without limitation, the seeking of liquidation, winding up, reorganisation, dissolution, administration or protection of relief from debtors.

2.6.1	The Company has not entered into any scheme of arrangement or voluntary arrangement with any of its creditors, and is not insolvent or unable to pay its debts in the ordinary course of business.

2.6.2	No order has been made, resolution of the Company passed or (so far as the Warrantors are aware) petition presented for the winding up of the Company.

2.6.3	No administrative or other receiver has been appointed by any person over the whole or any part of the business or assets of the Company, nor (so far as the Warrantors are aware) has any order been made or petition presented for the appointment of an administrator in respect of the Company.

2.7	Shadow Directors

The Company has no shadow directors.

3.	Connected business

3.1	Subsidiaries

The shares in the Subsidiaries are in each case wholly owned by the relevant Group Company set out in Part 2 of Schedule 2 free from all Encumbrances and with all rights attaching to them and, except as set out in Part 2 of Schedule 2, the Company does not own and has not agreed to acquire any shares, loan capital or other securities (legally or beneficially) in any other company. All other information set out on Schedule 2 is true and correct in all material respects.

3.2	Connected transactions

The Company is not and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated association other than a recognised trade association or any agreement or arrangement for sharing commissions or other income.

4.	Accounts

4.1	General

4.1.1	Each of the consolidated Accounts has been audited, prepared and presented in accordance with GAAP applied on a basis consistent with the other consolidated Accounts, complies with the requirements of CA85 and, in the case of each balance sheet, give a true and fair view of the consolidated assets, liabilities and the financial position of the Group at its respective date and, in the case of each profit and loss account, gives a true and fair view of the result of operations of the Group for the financial year then ended.

4.1.2	The non-consolidated individual Accounts of the UK Companies have been audited, prepared and presented in accordance with GAAP and, subject thereto, are consistent with the practice and policies adopted by the relevant UK Company during the three accounting periods ended on the Balance Sheet Date, comply with the requirements of CA85 and give a true and fair view of the assets, liabilities and the financial position of the UK Companies as at its respective date.

4.1.3	The non-consolidated individual Accounts of each of the Non-UK Companies have been audited, prepared and presented in accordance with accounting standards practice and policies generally accepted in each of their respective countries and, subject thereto, are consistent with the practice and policies adopted by the relevant Non-UK Company during the three accounting periods ended on the Balance Sheet Date.

4.2	Management Accounts; Provisional Balance Sheet; Liabilities

4.2.1	The Management Accounts (including, for the avoidance of doubt, the July Management Accounts) have been prepared in good faith and on a basis consistent with the Accounts and, in the case of the balance sheet, give a reasonable view of the consolidated assets, liabilities and financial position of the Group as at that date and, in the case of the profit and loss account, give a reasonable view of the consolidated results of operations of the Group for the financial period then ended.

4.2.2	None of the Group has any liabilities, actual or contingent, other than liabilities reflected in the balance sheet included in the Management Accounts and liabilities (including, so far as the Warrantors are aware, contingent liabilities) ordinary in nature and amount, incurred since the date of the Management Accounts in the ordinary course of the Business.

4.2.3	The Provisional Balance Sheet derives from the July Management Accounts and has been prepared in accordance with Schedule 9.

4.2.4	The Exchange Date Balance Sheet makes proper provision for or otherwise takes into account all liabilities, whether actual or contingent, of each Group Company as at Exchange in accordance with the bases and assumptions set out at Schedule 9.

4.3	Product Family Information

The Group has three principal families of products: bondtesting products, x-ray inspection products, and other products. The Disclosure Documents set out information regarding the turnover and margins of each of the these families of products for the financial years ended on the Balance Sheet Date, 30 April 2005 and 30 April 2004 and for the financial period from the Balance Sheet Date through 31 October 2006. Such information gives a reasonable view of the turnover and margins of each of the families of products in respect of such periods.

5.	Post-Balance Sheet Date events

5.1	Since the Balance Sheet Date, the Company:

5.1.1	has carried on its business in the normal course and without any material interruption or material alteration in the nature or manner of its business;

5.1.2	has not acquired or disposed of or agreed to acquire or dispose of any assets in excess of £75,000 except in the ordinary course of business, or assumed or incurred, or agreed to assume or incur, any material liabilities or entered into any contract of three years or longer duration or involving commitments of more than £75,000 otherwise than in the ordinary course of trading;

5.1.3	has not declared, made or paid any dividend or other distribution of capital or income;

5.1.4	has not received or been notified of any general wage claim or made or agreed to make any material change to the terms of employment of any Senior Employee;

5.1.5	has not entered into or amended any employment agreement with a Senior Employee;

5.1.6	has not entered into any agreement or arrangement for the provision of stay bonuses, change in control payments, profit sharing, incentive bonus or other similar benefits for any current or former employee of any Group Company or their dependants;

5.1.7	has not made any material change to the terms of any Pension Scheme;

5.1.8	has not made any material changes to the terms of any sales agency or distributorship agreement;

5.1.9	has not entered into any contract involving capital expenditure in an aggregate amount exceeding £100,000;

5.1.10	has not capitalised its reserves and has not created, allotted, issued, acquired, repaid or redeemed share or loan capital nor granted or agreed to grant any option in respect of any share or loan capital;

5.1.11	has not changed its accounting reference period;

5.1.12	has not granted any credit except trade credit given in the ordinary course of business;

5.1.13	has not (excluding debt collection in the ordinary course of business) compromised, settled, released, discharged or compounded litigation or arbitration proceedings or a liability claim, action, demand or dispute or waived a right in relation to litigation or arbitration proceedings where the value exceeds £50,000;

5.1.14	has not created, nor agreed to create or amend a mortgage, charge, option, right of pre-emption, right to acquire, assignment by way of security or other security interest of any kind however created or arising and any other agreement (including without limitation, a sale and repurchase arrangement) having similar effect over the Properties;

5.1.15	has not redeemed, repurchased, repaid or agreed, arranged or undertaken to do so, its share or loan capital;

5.1.16	has not paid a management or similar charge; and

5.1.17	has not borrowed or raised any money or taken up any financial facilities or repaid any borrowing or indebtedness in advance of its stated maturity.

6.	Transactions with the Sellers, directors and Connected Persons

6.1	There is not outstanding:

6.1.1	any indebtedness or other liability (actual or contingent) owing by the Company to any Seller or director of the Company or any Connected Person or owing to the Company by any Seller or director of the Company or any Connected Person; or

6.1.2	any guarantee or security for any such indebtedness or liability.

6.2	There is not outstanding any agreement or arrangement to which the Company is a party and in which any Seller, director of the Company or any Connected Person is interested whether directly or indirectly.

6.3	No Seller or director of the Company nor any Connected Person, either individually or with any other person or persons, has any interest, directly or indirectly, in any business which has a material trading relationship with the Company or (other than that now carried on by the Company) which is competitive with any material aspect of the Business save as registered holder or other owner of any class of securities of any company if such class of securities is listed on any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) and if such person (together with Connected Persons and Affiliates) holds or is otherwise interested in less than five per cent of such class of securities.

7.	Finance

7.1	Borrowings and Facilities

Particulars of all Company bank accounts have been Disclosed, together with copies of all debentures, acceptance lines, overdrafts, loans or other financial facilities (other than normal trade credit) outstanding or available to the Company (each a “Facility” and together the “Facilities”).

7.2	Money owed to the Company

7.2.1	The Warrantors are not aware (having made no enquiry of any debtor) of any material issues that would cause any debts owed to the Company as at the last Business Day before Completion not to be collectable in the ordinary course of business.

7.2.2	Particulars of all money lent or agreed to be lent (other than normal trade credit) by the Company and which has not been repaid have been Disclosed, and copies of all documentation relating to such arrangements are contained in the Disclosure Documents.

7.3	Guarantees

No person other than the Company has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company. The Company has not given any guarantee of or security for any overdraft, loan or loan facility granted to any person other than the Company or for any other obligation of any person other than the Company.

7.4	Events of default

No event has occurred or is subsisting or alleged or so far as the Warrantors are aware is likely to arise which:

7.4.1	is an event of default under or a breach of or otherwise will lead to any obligation to repay or give security under any Facility; or

7.4.2	will lead to the creation, crystallisation or enforcement of any Encumbrance over any asset of the Company.

8.	Environment

8.1	So far as the Warrantors are aware, the Company is operating its business in compliance in all material respects with Environmental Laws and Health and Safety Laws.

8.2	So far as the Warrantors are aware, the Company has obtained all material Permits and is operating its business in compliance in all material respects with such Permits.

8.3	So far as the Warrantors are aware, the Company has not received any written notification in the last two years from any regulatory authority or third party of any material breach by the Company of any Environmental Law or Health and Safety Law.

8.4	The Company has not received any written notification in the last five years from any Employee, customer or other person alleging that the Company is responsible for any injury or damage resulting from exposure to any hazardous materials or other pollutants.

8.5	The Disclosure Documents include all environmental consultants’ reports commissioned by the Warrantors or the Company in the last two years relating to contamination or pollution at the Properties or compliance by the Company with Environmental Law.

8.6	The Company has all material health and safety policy statements, reports, assessments, audits and records of accidents and reportable diseases which it is required to hold at the date of Completion under Health and Safety Laws.

9.	Other assets

9.1	Title

9.1.1	The Group either owns or currently has the right to use all material rights and assets necessary for the carrying on of the business of the Group in the manner in, and to the extent to, which it is conducted at Completion.

9.1.2	There is no Encumbrance affecting the Company or any of its assets other than the charges listed in Schedule 2.

9.2	Leasing etc

The Disclosure Documents contain an accurate list of all material assets owned or in the possession of the Company and held under any leasing, hire-purchase, conditional sale, deferred payment or other similar agreement.

10.	Insurance

The Disclosure Documents include copies of all policies of insurance in which the Company has an interest immediately prior to Completion and all premiums due to be paid on or prior to Completion on such policies have been duly paid. All such policies are currently in effect, and so far as the Warrantors are aware, nothing has been done or omitted to be done which could make any of the Policies void or voidable. So far as the Warrantors are aware, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being abnormally increased. Except as Disclosed, there is no claim outstanding under any such policies exceeding £10,000. The Disclosure Documents set forth the particulars of any such claim this is outstanding or has been asserted against the Company during the last three years.

11.	Litigation; Orders and Judgments

11.1	Litigation

11.1.1	Except as claimant in the collection of debts (not exceeding £10,000 in the aggregate) arising in the ordinary course of trading, the Company is not now engaged, and has not in the three years preceding Completion been engaged, in any legal proceedings (including litigation, arbitration or any hearing before any tribunal or official body) which in any case are reasonably expected to result in a liability of the Company of more than £50,000.

11.1.2	So far as the Warrantors are aware, there is no matter or fact in existence which is likely to give rise to any such legal proceedings.

11.2	Orders and judgments

There is no order or judgment of any court, tribunal or governmental agency against the Company which has not been fully satisfied or discharged.

11.3	No investigations or enquiries

11.3.1	No Group Company has received any notice that investigations or enquiries are pending or threatened that could reasonably be expected to result in a liability of the Company of more than £50,000.

11.3.2	So far as the Warrantors are aware, no investigations or enquiries are pending or threatened that could reasonably be expected to result in a liability of the Company of more than £50,000.

12.	Licences and applicable legislation

12.1	So far as the Warrantors are aware, the Company has obtained all material licences, permissions, consents and authorisations which are required as a matter of law for the proper carrying on of its business at Completion, and so far as the Warrantors are aware, there is no reason why any of such licences, permissions, consents and authorisations are likely to be revoked or not be renewed in the ordinary course of business.

12.2	The Company is currently operating its business in compliance in all material respects with the requirements of all legal, regulatory and other requirements having the force of law which are applicable to it and, as at the date of this Agreement, has no liability in respect of any non compliance with such legal, regulatory or other requirements having the force of law in respect of its operations prior to the date of this Agreement.

13.	Trading

13.1	Delegation of powers

Save as Disclosed, there are in force no powers of attorney given by the Company other than to the holder of an Encumbrance solely to facilitate its enforcement nor any other authority given by the Company to any person to enter into any contact or commitment or do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

13.2	Consequence of acquisition of Shares by Purchaser

Except as Disclosed and, so far as the Warrantors are aware, the sale of the Shares under this Agreement will not:

13.2.1	entitle any person to terminate any material contract, lease, license or arrangement with the Company;

13.2.2	result in the breach by the Company of any of the terms, conditions or provisions of any material contract, lease, license or arrangement to which it is now a party;

13.2.3	result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

13.2.4	entitle any director or Senior Employee of the Company to leave employment or to receive any stay bonus, change-in-control or similar payment; or

13.2.5	entitle any person to receive from the Company any finder’s fee, brokerage or other commission.

13.3	Competition/Anti-trust

13.3.1	The Company is not and has not been a party to any agreement, arrangement or concerted practice or is carrying on any practice which contravenes any competition, fair trading, consumer protection or similar legislation (“Competition Legislation”) in any jurisdiction where the Company has assets or carries on business or in respect of which any filing, registration or notification is or was required pursuant to such legislation (whether or not the same has in fact been made).

13.3.2	The Company has not received any request for information from any court or governmental authority (including any national competition authority, the Commission of the European Communities and the EFTA Surveillance Authority) under any Competition Legislation in any jurisdiction. So far as the Warrantors are aware, the Company is not and has not been subject to any investigation, enquiry, proceedings or disciplinary proceeding under the Competition Legislation in any jurisdiction and so far as the Warrantors are aware none is pending or threatened. So far as the Warrantors are aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

13.3.3	The Company has not been party to any contract or practice which, in whole or in part, contravenes the provisions of the Trade Descriptions Act 1968 to 1972 or the Consumer Protection Act 1987. The Company is not party to any agreement or arrangement which is or was registrable but not properly registered under the Restrictive Trade Practices Act 1976 or in contravention or breach of The Treaty of Rome 1957, the Fair Trading Act 1973, the Consumer Credit Act 1974, the Competition Act 1998 or is otherwise registrable under any anti-trust, trade regulation or similar legislation in any jurisdiction.

13.4	Restrictions on trading

The Company is not party to any agreement or arrangement restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons and into or from such place as it may from time to time think fit.

13.5	Business names

The Company does not use on its letterhead, books or vehicles or otherwise carry on its business under any name other than its corporate name.

14.	Contracts

14.1	Material contracts

The copies of contracts contained in the Disclosure Documents are true and complete copies of all contracts with a value (in any one case) of more than £200,000 and all contracts that provide for exclusive rights and obligations to which the Company is a party. The Company has in all material respects performed its obligations under each such contract. So far as the Warrantors are aware, each of these contracts is valid and in effect and the other parties thereto have in all material respects performed their obligations under each of the contracts.

14.2	Agency and distribution agreements

Except as Disclosed, other than arrangements between Group Companies, the Company is not a party to any subsisting agency or distributorship agreement which: (i) accounted for more that 5% of the Group turnover during the financial year ended on the Balance Sheet Date; or (ii) grants the agent or distributor an exclusive rights to sell the Group’s products in any territory.

15.	Employees

15.1	Particulars of Employees

The Employees listed in the Disclosure Documents include all the employees of the Company at the date specified in the Disclosure Documents and there have been no material changes to the Employees listed in the Disclosure Documents since that date. The Disclosure Documents incorporate a schedule of all Employees containing details of their dates of birth, the date on which they commenced continuous employment with the Company, their position and job title and the identity of the employing Group Company, notice period and all remuneration and other material benefits provided or which the Company is bound to provide to each such person (including profit sharing, incentive, bonus and share option arrangements to which the Company is a party and such schedule is true and accurate in all material respects). The Disclosure Documents contain complete copies of: (i) all employment agreements with Senior Employees; and (ii) all agreements or arrangements for stay bonuses, change-in-control payments (including any payments payable in connection with the sale of the Shares), profit-sharing, incentive bonus and other similar benefits for any current or former employee or their dependents. In addition, the Disclosure Documents contain complete copies of all standard terms of employment, staff handbooks, employment policies and other documents containing the terms of all material benefits (including bonus schemes, incentive and profit sharing arrangements).

15.2	Notice periods

No director or Employee is serving the Company on terms which preclude the Company from lawfully terminating his employment on not more than three months’ notice without compensation (other than statutory compensation).

15.3	Trade Unions

The Company has not entered into or is subject to any recognition agreement or other collective agreement with a trade union, staff association or other employee representative or body nor so far as the Warrantors are aware has it done any act which may be construed as recognition.

15.4	Industrial disputes

So far as the Warrantors are aware, the Company is not involved in any industrial or trade dispute with any of the Employees or any trade union or staff association or other body representing Employees nor, so far as the Warrantors are aware, are there any circumstances likely to give rise to such a dispute.

15.5	Directors etc

No present director or Senior Employee of the Company has given or received notice terminating his employment except as expressly contemplated under this Agreement.

15.6	Other matters

15.6.1	No Group Company has received any notice that any enquiries or investigations or prosecutions are existing, pending or threatened affecting any Group Company in relation to any Employee or officer or former employee or officer of the Company by the Equal Opportunities Commission, the Commission for Racial Equality, the Disability Rights Commission or the Health and Safety Executive or any local authority or any other bodies with similar functions or powers in relation to workers.

15.6.2	So far as the Warrantors are aware, there are no enquiries or investigations or prosecutions existing, pending or threatened affecting any Group Company in relation to any Employee or officer or former employee or officer of the Company by the Equal Opportunities Commission, the Commission for Racial Equality, the Disability Rights Commission or the Health and Safety Executive or any local authority or any other bodies with similar functions or powers in relation to workers.

16.	Pension schemes

16.1	Benefits

(a)	Other than the Pension Schemes, the Group is not and has not been a party to any agreement or arrangement for, nor has any liability in respect of, the provision of pensions, allowances, lump sums or other like benefits on retirement, redundancy, death or long term ill health for the benefit of any current or former employee of the Group or their dependants, nor has the Group provided or promised to provide any ex-gratia ill-health, retirement or redundancy pensions, lump sums or like benefits for any current or former employees of the Company or any of their dependants.

(b)	All benefits under the Dage Group Personal Pension Plan and The Stakeholder Pension Scheme (as described within the definition of “Pension Schemes”), other than those which are fully insured, are calculated on a money purchase basis only and there is no obligation under those schemes or on any Group Company to provide any specified level of benefits.

(c)	The only benefits that any Employee is entitled to, or to be considered for,

(i)	under any Pension Scheme,

(ii)	on dismissal by reason of redundancy, or

(iii)	on the termination for any other reason of his employment before his contractual retirement age (whether or not by his choice or with his agreement) are “old-age, invalidity or survivors’ benefits” within the meaning of article 3(4)(a) of Council Directive 2001/23/EC on the approximation of the laws of Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of businesses.

(d)	No right, power or discretion has been exercised by the Company or the trustees of any Pension Scheme to increase the contributions payable to, or the benefits payable under, any Pension Scheme in respect of any Employee or to pay contributions or provide benefits that would not otherwise have been paid or provided, nor has any right, power or discretion been exercised to waive the standard eligibility conditions under any Pension Scheme. No commitment (legally binding or otherwise) has been given that any right, power or discretion will be exercised in any of these ways in the future.

16.2	Particulars of Pension Schemes

(a)	All material particulars of the Pension Schemes have been Disclosed such particulars being true, accurate and complete and not misleading in any way. The particulars include, where applicable, a complete copy of the governing trust deed and rules (including deeds of amendment executed since the date of the governing trust deed and rules and any draft deeds of amendment pending execution), deeds of participation or adherence, booklets and any subsequent announcements to scheme members, details of members (including contributions payable by members and employer), details of current investments and assets, latest scheme accounts and trustee reports, FRS17 disclosures, actuarial valuations and any other actuarial information (including for the avoidance of doubt the information provided by JLT Group to Hewitt on or around 8 November 2006).

(b)	Since August 1993, no Employee has had his contract of employment transferred to the Group as a result of the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981.

16.3	Payments

(a)	All contributions to the Pension Schemes which are due have been paid by the due date for payment. There are no expenses outstanding in relation to the Pension Schemes. In respect of any employee who is covered for lump sum death benefits, those benefits are fully insured with an insurance company on normal terms and all premiums payable have been paid.

(b)	No liability has been imposed on any Group Company and remains unpaid under section 75 or section 75A of the Pensions Act 1995.

16.4	Operation in accordance with law

So far as the Warrantors are aware, the Pension Schemes have at all times and in all respects complied with the provisions of any relevant statutes, regulations and requirements (including for the avoidance of doubt, but not limited to, compliance with discrimination and equal access legislation).

16.5	Approval

The Pension Schemes are registered with HM Revenue & Customs as registered pension schemes under the Finance Act 2004, and so far as the Warrantors are aware, there is no reason why any of the Pension Schemes could be de-registered and cease to be registered pension schemes for the purposes of the Act.

16.6	Claims

So far as the Warrantors are aware, there are no claims or actions in progress or pending, nor any reason known at present for such claims or actions, in respect of the Pension Schemes. There are no unresolved disputes under the Pension Schemes’ internal dispute resolution procedure.

16.7	Other

16.7.1	The Group has no current liability under a contribution notice, financial support direction or restoration order. So far as the Warrantors are aware, there are no circumstances which will lead to the issue of such a notice, direction or order to a Group Company. For this purpose the terms “contribution notice”, “financial support direction” and “restoration order” shall have the meanings assigned to them by sections 38 to 51 of the Pensions Act 2004.

16.7.2	The operation of The Dage Holdings Limited and Associate Companies Employee Benefits Plan prior to Completion has not resulted in or produced any “cross-border activities” for the purposes of sections 287 – 295 of the Pensions Act 2004 and has not been and is not a “cross-border scheme” for the purposes of The Occupational Pension Schemes (Cross-border Activities) Regulations 2005.

16.7.3	There is in force in respect of each employment with any Group Company to which the Dage Holdings Limited and Associated Companies Employee Benefits Plan relates an appropriate contracting-out certificate. So far as the Warrantors are aware there is no reason why any contracting-out certificate could be cancelled, surrendered or varied.

16.7.4	No event has occurred, and neither the Sellers, nor and/or any Group Company will take any action before, on or as a result of Completion which has resulted in, will result in or could result in the Pension Schemes being terminated or wound up in whole or in part.

16.8	Where any statement in clauses 16.1 to 16.7 inclusive is qualified by the expression “so far as the Warrantors are aware" the Warrantors shall be deemed to have made all reasonable enquiries of the relevant officers of the Company, the trustees of the Dage Holdings Limited and Associate Companies Employee Benefits Plan, the legal and actuarial advisers to the Company and to the Trustees of the Dage Holdings Limited and Associate Companies Employee Benefits Plan.

17.	Intellectual Property

17.1	Registered and Unregistered IP

17.1.1	Schedule 4 Part A contains complete particulars of all material registered patents, patent applications and domain names used by the Group.

17.1.2	Schedule 4 Part B contains particulars of unregistered trademarks used by the Group (although there may be other unregistered trademarks used by the Group).

17.1.3	The Company is the sole beneficial owner of all material Intellectual Property owned or used by the Group (“Relevant IP”) other than Intellectual Property used or exploited by the Company under licence from a third party (brief details of which are included in the Disclosure Documents).

17.2	Contested ownership or right to use

23.1.1	The Company has not received in the last five years notice of any claim, dispute, opposition, interference or contested ownership or right to use of any Relevant IP, and so far as the Warrantors are aware, there are no circumstances likely to give rise to the service of any such claim, dispute, opposition, interference or contested ownership or right to use.

23.1.2	So far as the Warrantors are aware, the Company has not at any time received a challenge to its use of the “Dage” unregistered trademark from a third party and has never had an application to register the “Dage” trademark rejected by a trademark registration authority.

17.3	Third party rights

Except for the Joint Invention Agreement, dated 16 December 1994, the Company has not authorised or otherwise permitted any use whatsoever of any Relevant IP, or granted to any third party any right or interest in respect of it, and none of the Relevant IP has been charged, mortgaged, licensed or otherwise encumbered by the Company.

17.4	Infringement

So far as the Warrantors are aware, except as Disclosed, there is no current infringement by any third party of any Relevant IP nor has there been any such infringement in the two year period preceding completion. The Disclosure Documents set forth particulars regarding the potential infringement by Royce of the Company’s “cold bump pull” patent.

18.	Information Technology

18.1	All IT Systems are owned by the Company and, save as Disclosed, are not dependent on any facilities or services not under the exclusive ownership and control of the Company.

18.2	So far as the Warrantors are aware, all IT Systems are in good working order and function in accordance with all material applicable specifications. No part of the IT Systems has materially failed to function at any time during the two years prior to the date of this Agreement.

19.	Properties

19.1	The Properties

The Properties comprise all the land and premises owned or occupied by the Company in connection with its business and all the estate, interest or right vested in the Company relating to any land or premises used in connection with its business at the date of this Agreement.

19.2	No liability

The Company has no liability (whether actual, contingent or otherwise) as tenant, assignee, guarantor, covenantor or otherwise arising from or relating to any estate, interest or right in any land other than the Properties.

19.3	Existing use

The present use of each Property is set out in the Disclosure Letter. So far as the Warrantors are aware, the present use of each Property complies with all applicable laws, including planning legislation, and is authorized by all required consenting bodies.

19.4	Occupiers

Except as Disclosed, the Company is in actual occupation of the Property on an exclusive basis and no person, other than the Company, has any right (actual or contingent) to possession, occupation or use of or interest in the Properties.

19.5	Leases etc

The Disclosure Documents contain true and complete copies of all leases for Properties leased by the Company. Except as Disclosed, each of these leases is valid and in effect, the Company has in all material respects performed its obligations under each of the leases, and so far as the Warrantors are aware, the other parties have in all material respect performed their obligations under each of the leases. No sub-lease has been granted by a Group Company in respect of any of the Properties. The information set out in Schedule 3 is true and correct in all material respects.

19.6	No Disputes

So far as the Warrantors are aware, there are no disputes regarding any rent, rent review, boundary, easement, covenant or any other matter concerning the use and occupation of the Properties by the Company.

20.	Product Liabilities and Warranties

20.1	The Disclosure Documents set out the standard terms and conditions, including warranties, used by the Company in transactions with its customers. Except as Disclosed, the Company has not deviated from these standard terms and conditions in any material respect.

20.2	There is no product liability or warranty claim exceeding £50,000 that is currently outstanding against the Company, and the Disclosure Documents set forth the particulars of any such claim that has been asserted against the Company during the last two years.

Part 3

Taxation Warranties

(Under clause 1.9, references to any statutory provision of the United Kingdom shall be deemed to include a reference to any similar statute, law, regulation, notice, directive or similar provision of any other jurisdiction and references to any United Kingdom Tax shall include any corresponding or similar Tax in any relevant foreign jurisdiction. Please refer to clause 1.9 for the full text.)

1.	General

1.1	Returns etc

(a)	All notices, returns, computations and registrations of the Company required for the purposes of Taxation have been made within the requisite periods (or not materially late) and on a proper basis and are up-to-date and correct and so far as Warrantors are aware none of them is or will be the subject of any dispute with any Taxation Authority (including for the avoidance of doubt a dispute concerning a Transfer Pricing Liability).

(b)	The Company has duly submitted all claims and disclaimers which have been assumed to be made for the purposes of the Accounts.

(c)	The Company is not involved in any material dispute in relation to Taxation with any Taxation Authority.

(d)	The Company has in the six years prior to the date of this Agreement paid all Taxation that has become due and so far as the Warrantors are aware is under no liability to pay any penalty, interest, surcharge or time in connection with any Taxation.

1.2	Visits etc

The Company has not been subject to a non-routine visit, audit, investigation, discovery or access order by any Taxation Authority during any accounting period ending on or within six years before the date of this Agreement. No Taxation Authority has served notice on the Company of any intention to investigate the affairs of the Company and so far as the Warrantors are aware, there are no circumstances existing at the date of this Agreement which make it likely any Taxation Authority will conduct a non-routine investigation.

1.3	Concessions

Except as Disclosed, the amount of Taxation chargeable on the Company during any accounting period ending on or within six years before the Balance Sheet Date has not depended on any non-statutory concessions, agreements or other formal or informal arrangements with any Taxation Authority that are not based on a strict application of the relevant legislation and are not generally available to taxpayers carrying on similar activities to the Company.

1.4	Tax avoidance

The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement, the sole or main purpose of which, or one of the main purposes of which, was to avoid or defer a liability to Taxation or to obtain a Tax advantage or which had an unallowable purpose (as defined in Paragraph 13(5) Schedule 9 to the Finance Act 1996).

1.5	Section 765 TA 88

The Company has not without the prior consent of HM Treasury carried out or agreed to carry out any transaction under section 765 TA 88 which would be unlawful in the absence of such consent and has, where relevant, complied in all material respects with the requirements of section 765A(2) TA 88 (supply of information on movement of capital within the EU) and any regulations made or notice given under it.

1.6	Share Schemes/Restricted securities

No shares or securities have been issued by the Company to which the provisions of section 140A or 140D TA 88, chapter 2 of Part VII ITEPA (as originally enacted) or Part 7 of ITEPA (as amended in accordance with Schedule 22 of Finance Act 2003) apply or have been applied.

1.7	The Company has not established (nor is it a participant in) any share option scheme or arrangement, whether or not approved by HM Revenue & Customs, for the benefit of its current or former employees.

2.	Corporation tax

2.1	The Company has not at any time after 6 April 1965 repaid, redeemed or repurchased or agreed to repay, redeem or repurchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital, nor has the Company after that date capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for receipt of new consideration (within the meaning of Part VI TA 88), or passed or agreed to pass any resolution to do so.

2.2	Claims and elections

The Disclosure Documents contain particulars of all claims and elections made (or assumed to be made) under sections 23, 152-162 or 165, 175, 247, 248 TCGA insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal by the Company of any of its assets and indicate which assets (if any) so affected would not on a disposal give rise to a relief under Schedule 4 TCGA.

2.3	Base Values and Costs of Acquisition

If each of the capital assets of the Company were disposed of on the date of this Agreement for a consideration equal to the book value of that asset in, or adopted for the purposes of the Accounts or, in the case of assets acquired since the Balance Sheet Date, equal to the consideration given upon its acquisition, no material liability to corporation tax or chargeable gains or balancing charge under the Capital Allowances Act 2001 not fully provided for in the Accounts would arise; and, for the purpose of determining corporation tax on chargeable gains, there shall be disregarded any relief and allowances available to the Company concerned other than amounts falling to be deducted under Section 38 TCGA.

3.	Post Balance Sheet Date Activities

3.1	Since the Balance Sheet Date:

3.1.1	Save as provided in the Accounts, no dividend has been declared or paid on, and no distribution of capital made in respect of, any share capital and no loan or loan capital has been paid in whole or in part in advance of its stated maturity;

3.1.2	the Company has not made any claim under section 279(1)(6) TCGA;

3.1.3	so far as the Warrantors are aware no expenditure has been incurred nor any rents, interest, annual payments or any other sums in excess of £60,000 has been paid or is liable to be paid by the Group which are wholly or partly disallowable as a deduction or a charge on income in computing profits for the purposes of Corporation Tax; and

3.1.4	no accounting period of the Company has ended as referred to in section 12(3) of ICTA.

4.	Groups of Companies

4.1	So far as the Warrantors are aware, the entry into, or the Completion of this Agreement will not result in any chargeable asset being deemed to have been disposed of and reacquired by the Company for Taxation purposes, pursuant to section 179 TCGA and paragraph 58 of Schedule 29 of the Finance Act 2002.

4.2	There are set out in the Disclosure Letter, with express reference to this paragraph, particulars of all arrangements relating to relief under Section 402-413 ICTA 1988 (“group relief”) to which the Company is a party and particulars of all claims for group relief which have been made within the last two years and:

4.2.1	details of any payment which the Company has made or is liable to make any payment under arrangement or agreement for the surrender of group relief to that the Company are set out in the Disclosure Letter; and

4.2.2	the Disclosure Letter contains details of all payments due to the Company under any arrangement or agreement for surrender of group relief by it for periods ending on or prior to the date of this Agreement.

5.	Close Companies

5.1	The Company has not at any time during the six years ended at the Balance Sheet Date been a close company within the meaning of sections 414 and 415 TA 88.

5.2	The Company has not at any time during the six years ended at the Balance Sheet Date been a close investment-holding company as defined in section 3A TA 88.

6.	VAT

6.1	Registration

The Company is duly registered in accordance with VATA and has made, given, obtained and kept adequate records, invoices and other documents required for VAT purposes and is not in arrears with any payment or returns due under VATA and has not been required by HM Revenue & Customs to give security under paragraph 4 of schedule 11 VATA.

6.2	VAT group

The Company is not and has not been for VAT purposes a member of any group of companies and no act or transaction has been effected in consequence of which the Company is liable for any VAT arising from supplies made by another company, and no direction has been given nor so far as the Warrantors are aware will be given by HM Revenue & Customs under Schedule 9A VATA as a result of which the Company would be treated for the purposes of VAT as a member of a group.

6.3	There are set out in the Disclosure Letter, with express reference to this paragraph, particulars of each item which the Company uses in the course of furtherance of its business and for the purposes of that business, otherwise than solely for the purpose of selling the item, being items to which Part XV of the Value Added Tax (General) Regulations 1995 applies and in respect of which the period of adjustment will not have expired by the date of this Agreement. Such particulars are sufficient to enable the Company (or any group of it which will form part for the purposes of Section 43 of the Value Added Tax Act 1994 (“VATA”) following the date of this Agreement to comply with its obligations under the said Part XV.

6.4	There are set out in the Disclosure Letter full particulars of

6.4.1	any land in which the Company has an interest and in relation to which an election has been made to waive exemption from VAT pursuant to the provisions of Schedule 10 VATA; and

6.4.2	any building or civil engineering works owned by the Company and completed for the purposes of Group 1, Schedule 9 VATA within the last three years.

6.5	The Company has not made, nor does it make, exempt supplies for VAT purposes.

6.6	The Company has not been appointed as a tax representative by any person pursuant to section 48 VATA.

7.	Stamp duty

7.1	All material documents to which the Company is a party upon which stamp duty is payable, other than those which have ceased to have any legal effect, have been duly stamped.

7.2	The Company has not been party to any transaction whereby it is or could have become liable to stamp duty reserve tax.

7.3	The Company has not made any claim for relief from stamp duty under Section 42 Finance Act 1930, Section 151 Finance Act 1995 or under Section 76 Finance Act 1986.

7.4	The Company has not been party to a contract or other arrangement relating to land which has a date for completion falling more than three months after the date of contract.

7.5	Within the 3 years ending on the date of this Agreement, the company has not made any claim for relief, exemption or deferral of stamp duty land tax.

7.6	The Company is not liable to make any second or supplemental land transaction return in respect of any land transaction occurring prior to Exchange.

8.	Transfer Pricing

8.1	For the purposes of this warranty 7, two persons are “Related” if one participates directly or indirectly in the management, control or capital of the other or the same person or persons participate in the management, control or capital of both (participation in the management, control or capital of a person to be determined in accordance with paragraph 4 Schedule 28AA TA 88).

8.2	No provision made by the Company in connection with any arrangement, transaction or series of transactions between the Company and any person Related to the Company has been subject to an adjustment by a Tax Authority by virtue of such arrangement, transaction or series of transactions not being on arm’s length terms.

9.	Controlled Foreign Companies

9.1	So far as the Warrantors are aware, the Company does not hold an interest (as defined in section 749B TA 88) in circumstances where chargeable profits of any company could be imputed to the Company by virtue of section 747 TA 88.

Schedule 7

Limitation of Warrantors’ liability

1.	General

1.1	The provisions of this Schedule shall operate to limit the liability of the Warrantors under and in respect of the provisions of the Warranties and where specified the Tax Deed (in addition to the limitations set out in that document). Expressions defined in the Tax Deed shall, where the context so requires, have the same meanings in this Schedule.

1.2	References in this Schedule to a “Relevant Claim” mean (unless otherwise stated):

1.2.1	any claim against the Warrantors for breach of the Warranties (excluding, unless otherwise provided, Part 1 of Schedule 6); and

1.2.2	for the purposes of paragraphs 3.2, 3.3, 4 and 7.3 of this Schedule 7 only, any claim against the Warrantors in respect of the Tax Deed.

2.2	Searches of public registers which are contained in the Data Room shall not qualify warranty 2.4 in Part 2 of Schedule 6.

2.	Disclosure

2.1	The Warrantors shall not be liable in respect of a Relevant Claim to the extent that the subject matter of such Relevant Claim has been Disclosed.

3.	Minimum and Maximum Claims

3.1	The Warrantors shall not be liable in respect of any Relevant Claim or Relevant Claims unless and until the aggregate amount that would otherwise be recoverable from the Warrantors in respect of all such Relevant Claims exceeds £2,000,000 (in which event the Warrantors shall be liable for the whole amount and not merely the excess over £2,000,000). To the extent that the Purchaser or any Group Company pays an excess under the premises pollution liability insurance entered into by the Purchaser on or around the date of this Agreement in respect of certain of the Properties and provides evidence reasonably satisfactory to the Warrantors that it has done so, such payment shall be deemed to be a Relevant Claim for the purposes of (and only for the purposes of) this paragraph 3.1.

3.2	The total aggregate liability of the Warrantors collectively in respect of all and any Relevant Claims or claims under or in respect of the Tax Deed (in each case, inclusive of costs and interest) shall not exceed £10,297,572.

3.3	The total aggregate liability of each of the Warrantors in respect of all and any Relevant Claims or claims under or in respect of the Tax Deed (in each case, inclusive of costs and interest) shall not exceed:

Geraint Rees Stewart Wells Josef Pandza Paul Walter	£6,427,248 £1,499,731 £690,992 £1,679,601

4.	Time Limits

4.1	Written notice of any Relevant Claim setting out the Purchaser’s calculation of the amount and reasonable details (by reference to the Purchaser’s knowledge at the time) shall be given by the Purchaser to the Warrantors:

4.1.1	in relation to any claims under the Tax Deed or the Tax Warranties on or before the date falling on the seventh anniversary of the date of Completion; and

4.1.2	in respect of any other Relevant Claims, on or before the date falling on the 15 month anniversary of the date of Completion

(such dates being referred to in this schedule as the “Relevant Expiry Date”) and the Warrantors shall cease to be under any liability to the Purchaser or otherwise in respect of all and any Relevant Claims not so notified to the Warrantors.

4.2	Subject to the provision of paragraph 4.3, any Relevant Claim made before the Relevant Expiry Date shall, if it has not been previously satisfied, settled or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable (and the Warrantors’ liability in respect of such Relevant Claim shall absolutely terminate) on the expiry of the period of six months after notice of such Relevant Claim was given to the Warrantors in accordance with paragraph 4.1, or in the case of a Relevant Claim made before the Relevant Expiry Period in respect of contingent liability, on the expiry of the period six months after that contingent liability becomes an actual liability, unless proceedings in respect of the Relevant Claim shall have been commenced against the Warrantors (and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and validly served on the Warrantors).

4.3	In respect of a Relevant Claim under the Tax Deed or the Tax Warranties, the six month period specified in paragraph 4.2 shall not start until the Tax Claim (as defined in the Tax Deed) relevant to the said Relevant Claim has been quantified with reasonable certainty pursuant to clause 10 of the Tax Deed.

5.	Single Recovery

Any payment by the Warrantors under this Agreement to the Purchaser shall reduce by that amount any claim relating to the same subject matter by the Purchaser under the Tax Deed (and vice versa), and the Purchaser shall not be entitled to recover any sum more than once in relation to the same subject matter, whether under this Agreement, the Tax Deed or otherwise.

6.	Reliance

The Purchaser acknowledges and declares that in entering into this Agreement it has not relied and is not relying on any warranties, representations, covenants, undertakings, indemnities, promises, forecasts or other statements whatsoever, whether written or oral (and whether implied or otherwise) (collectively “Representations”), other than those expressly set out in this Agreement and in the Tax Deed, and the Purchaser irrevocably and unconditionally waives any right it may have to claim damages for, or to rescind this Agreement by reason of, any Representation not expressly set out in this Agreement or the Tax Deed unless such Representation was made fraudulently.

7.	Specific Limitations

7.1	The Warrantors shall have no liability in respect of any Relevant Claim (excluding any claim under the Tax Warranties) if and to the extent that such Relevant Claim (or its subject matter):

7.1.1	occurs or arises or is increased as a result of any legislation not in force at the date of Completion or any change of law, regulation, directive, requirement or administrative practice (including by the Inland Revenue or any other taxing authority), or any change in the rates of Taxation which in each case is not in force at the date of Completion;

7.1.2	occurs or arises or, such Relevant Claim otherwise having arisen, is increased as a result of any change made, after the date of this Agreement in any accounting or taxation policies of any Group Company;

7.1.3	would not have arisen or occurred but for (or is increased as a result of) any voluntary act, omission, transaction or arrangement after Completion by the Purchaser or any Group Company (or on their respective behalves) otherwise than, in the case of any Group Company, in the ordinary course of its business as now carried on or pursuant to any contract entered into by any Group Company before Completion or in order to comply with law or generally accepted accounting principles; or

7.1.4	arises from an act, omission, transaction or arrangement of the Warrantors or any Group Company prior to Completion occurring at the written request or direction of, or with the express written consent of, the Purchaser or its advisers.

7.2	The Warrantors shall have no liability in respect of any Relevant Claim to the extent that allowance, provision or reserve has been made in the Accounts or the Management Accounts or the Exchange Date Balance Sheet in respect of the matter to which such liability relates, unless the allowance, provision or reserve has been properly released or applied against another liability.

7.3

(a)	Without prejudice to paragraph 16.2 of Part 2 of Schedule 6, and subject to paragraph (b) below, the Warrantors shall have no liability in respect of the Pension Liabilities, the Transfer Pricing Liabilities or Dilapidations and the Parties acknowledge that such matters have already been taken fully into account in agreeing the Consideration.

(b)	The Sellers acknowledge that this paragraph 7.3 shall not relieve the Warrantors from any liability for a separate breach of any of the Warranties numbered 16.1-16.8 (inclusive) in Part 2 of Schedule 6. If any breach of the Warranties referred to above has the effect of increasing the Pension Liabilities the Sellers shall be liable to the Purchaser but only to the extent of such increase.

7.4	The Purchaser shall take all reasonable commercial steps to claim and recover under any insurance policy which the Group benefits from which covers the same loss or subject matter which is the subject matter of a Relevant Claim (excluding any claim under the Tax Warranties) (an “Insured Claim”), provided that any claim made by the Purchaser under any such insurance policy shall be without prejudice to its ability to make a Relevant Claim (excluding any claim under the Tax Warranties) against the Warrantors. The Warrantors shall not be obliged to make any payment in respect of an Insured Claim unless and until the relevant insurer has not paid such claim within 6 months of the date of the claim being made by the Purchaser. If the Purchaser, or any Group Company, recovers any sum under an insurance policy in respect of a loss after the Warrantors have paid damages to the Purchaser in respect of the same loss or subject matter then the Purchaser shall reimburse to the Warrantors the lesser of the amount recovered under such insurance policy and the amount paid by the Warrantors in respect of that loss, in each case net of the then present value of any increase in insurance premium which results directly from the Purchaser having made such recovery.

8.	Recovery

8.1	Where the Purchaser or any Group Company is entitled to recover from any third party any sum in respect of any matter or event which is the subject of a Relevant Claim (excluding, for the purposes of this paragraph, claims under the Tax Warranties), without prejudice to their ability to make a Relevant Claim against the Warrantors, the person so entitled shall use its reasonable endeavours to recover that sum (keeping the Warrantors fully and promptly informed of the conduct of such recovery). Any Sum Recovered will reduce the amount of the Relevant Claim.

8.2	Without prejudice to the provisions of paragraph 8.1, if the Warrantors pay to the Purchaser an amount in respect of any Relevant Claim, and the Purchaser or any Group Company subsequently recovers (whether by payment, credit, discount, relief or otherwise) from a third party (including any Taxation Authority) an amount which is referable to the matter giving rise to such Relevant Claim, then:

8.2.1	if the amount paid by the Warrantors in respect of such Claim is more than the Sum Recovered (as such term is defined in paragraph 8.3), the Purchaser shall (or, where appropriate, shall procure that the relevant Group Company shall) immediately pay to the Warrantors the Sum Recovered; and

8.2.2	if the amount paid by the Warrantors in respect of such Claim is less than or equal to the Sum Recovered, the Purchaser shall immediately pay to the Warrantors an amount equal to the amount paid by the Warrantors so as to leave the Purchaser, taking into account the amounts received from the third party and from the Warrantors and those payable to the Warrantors under this paragraph, in no better or worse position than it would have been in (subject always to the other provisions of this paragraph 8) had the Relevant Claim not arisen.

8.3	For the purposes of this paragraph, the expression “Sum Recovered” means an amount equal to the amount recovered from the third party (and for this purpose, in addition to any cash payment, any payment in kind or discount, credit or similar benefit obtained shall constitute an amount recovered) plus any repayment supplements in respect of the amount recovered from the third party (as defined in section 825(2) of TA 88) plus any interest in respect of the amount recovered from the third party, less all reasonable costs and expenses incurred by the Purchaser or (as the case may be) the relevant Group Company in recovering the amount from the third party.

9.	Contingent Liabilities

If any Relevant Claim arises by reason of a liability of any Group Company which is a contingent liability when the Relevant Claim is notified to the Warrantors, the Warrantors shall not be obliged to make any payment to the Purchaser until the contingent liability ceases to be contingent and becomes an actual liability and is due and payable, provided that the Purchaser may give notice of such Relevant Claim within the relevant time limit specified in paragraph 4 of this Schedule 7 notwithstanding that the liability is then a contingency.

10.	Notice of Claims

10.1	If the Purchaser becomes aware from time to time of any third party claim or potential claim, against a Group Company which might give rise to a Relevant Claim (a “Third Party Claim”) (other than a claim under the Tax Warranties) the Purchaser shall, and shall procure that each relevant Group Company shall:

10.1.1	within 10 Business Days of becoming so aware give notice of, and consult with the Warrantors in respect of, the Third Party Claim (any delay in the giving of such notice will not, however, relieve the Warrantors of any liability they may have in respect of the Third Party Claim except to the extent that the Warrantors are actually prejudiced by the delay);

10.1.2	if so requested in writing by the Warrantors, take all reasonable steps or proceedings as the Warrantors may consider necessary in order to mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend any the Third Party Claim and any adjudication in respect of it or enforce against any person the rights of the relevant Group Company and the Purchaser in relation to the matter the subject of the Third Party Claim, including requiring the personnel of the relevant Group Company to provide statements and proofs of evidence, and to attend at any trial or hearing to give evidence or otherwise, and to provide similar assistance reasonably necessary to mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend any Third Party Claim, subject to the Purchaser or relevant Group Company (as appropriate) being indemnified by the Warrantors against all reasonable costs and expenses incurred in doing so;

10.1.3	at all reasonable times allow the Warrantors and its agents access to and to inspect and take copies of all books, correspondence and records of the relevant Group Company reasonably necessary for the Warrantors to assess the mitigation, avoidance, resistance, appeal, dispute, contest, remedy, compromise or defence of any Third Party Claim;

10.1.4	subject to the Warrantors’ Representative acknowledging in writing to the Purchaser that the Warrantors are liable to the Purchaser in respect of the Relevant Claim in question (subject always to the outcome of the Third Party Claim) the Purchaser shall not except with the Warrantors’ prior written consent, admit liability in respect of, or compromise or settle, the Third Party Claim.

10.2	Without prejudice to paragraphs 4, 10.1 and 11, if the Purchaser considers that it will or may make a Relevant Claim against the Warrantors it shall promptly so notify the Warrantors in writing, giving reasonable particulars of the Relevant Claim, and, provided always that the Purchaser shall not be required to take any steps, action or action proceedings if the Purchaser or any Group Company, acting reasonably, considers that to do so would be commercially detrimental to the business of the Purchaser of any such Group Company in any material respect, for a period of 90 days after such notification shall afford the Warrantors the opportunity to take steps to remedy the matter giving rise to the Relevant Claim (any delay in the giving of such notice will not, however, relieve the Warrantors of any liability they may have in respect of the Relevant Claim except to the extent that the Warrantors are actually prejudiced by the delay).

10.3	Any notice given by the Purchaser pursuant to this paragraph 10 shall be a notice for the purposes of paragraph 4.1 of this Schedule.

11.	Mitigation

Nothing in this Schedule shall limit the general obligation at law of the Purchaser to mitigate any loss or damage which it may suffer in consequence of any breach by the Sellers of the terms of this Agreement or in consequence of any fact or matter giving rise to a Relevant Claim.

12.	Boxed Warranties

12.1	The Warrantors shall have no liability in respect of environmental matters or any breach of Environmental Laws except under paragraph 8 of Part 2 of Schedule 6 and each of the other Warranties shall be deemed not to relate to environmental matters or Environmental Laws.

12.2	The Warrantors shall have no liability in respect of pensions matters except under paragraph 16 of Part 2 of Schedule 6 and each of the other Warranties shall be deemed not to relate to pension matters.

12.3	The Warrantors shall have no liability under paragraph 12.2 of Part 2 of Schedule 6 if, and to the extent that, such liability is in respect of:-

(a) environmental matters or any breach of Environmental Laws;

(b) pensions matters; or

(c) Taxation or Tax.

12.4	To the extent that the Warranty given in paragraph 12.2 of Part 2 of Schedule 6 applies to employee matters or the Properties it shall be amended to read as follows:

“So far as the Warrantors are aware, (i) the Company is currently operating its business in compliance in all material respects with the requirements of all legal, regulatory and other requirements having the force of law which are applicable to it; and (ii) as at the date of this Agreement, has no liability in respect of any non compliance with such legal, regulatory or other requirements having the force of law in respect of its operations prior to the date of this Agreement.

13.	Tax Warranties

The provisions of clauses 3,6,7 and 10 of the Tax Deed shall also apply to claims under the Tax Warranties.

Schedule 8

List of documents in the agreed form

1.	Tax Deed

2.	Announcement

3.	Directors’ resignations

4.	Auditors’ resignation

5.	Management Accounts

6.	July Management Accounts

7.	Employment agreement between Geraint Rees and the Company

8.	Employment agreement between Stewart Wells and the Company

9. Employment agreement between Paul Walter and the Company

10. Schedule of Key Man Payments

11. Provisional Balance Sheet

Schedule 9

Basis for preparation of the Exchange Date Balance Sheet

1.	General requirements

Subject to the provisions of paragraph 2 below, the Exchange Date Balance Sheet shall be prepared under the historical cost convention on a going concern basis and on a basis consistent with the July Management Accounts (save to the extent that the July Management Accounts are not consistent with CA85 and/or GAAP, in which case CA85 and/or GAAP will apply).

In order to facilitate the preparation of the Exchange Date Balance Sheet, the sales and gross margin will be actual from the last completed management accounts to the date of this Agreement. Overheads are to split on a working day basis unless any individual item of greater than £10,000 which can be allocated pre or post.

2.	Balance Sheet

The following principles shall be observed in drawing up the Exchange Date Balance Sheet:

(a)	trade debtors (net of any specific provision against debtors where there is known reason for potential non payment);

(b)	Cash and Debt shall be excluded;

(c)	stock/WIP valued at material/direct labour only (net of any provision for obsolete or slow moving stock calculated in accordance with the Dage policies discussed in paragraph 3 below). Physical stock take 1st December 2006. In the event of any discrepancies, such discrepancy will be assumed to relate to the period prior to the date of Exchange unless the Sellers can demonstrate to the Purchaser’s reasonable satisfaction that it relates to the period after Exchange;

(d)	other creditors and accruals in the normal course of business including :

(i)	credit note provisions based on credit notes raised after the date of this Agreement up until the date on which the Exchange Balance Sheet is produced ;

(ii)	warranty provision in accordance with the Dage policies described in paragraph 4 below;

(iii)	bonus provision accrued for all schemes within the Group (not including the Key Man Payments);

(iv)	the Monitoring Fee;

(e)	any liabilities, actual or contingent, in respect of (a) the costs or expenses to be met in relation to the funding of any deficit or future accruals in the Dage Holding Limited and Associate Companies Employee Benefits Plan and (b) the Transfer Pricing Liabilities and (c) Dilapidations shall be excluded in their entirety;

(f)	any liabilities, actual or contingent, in respect of the Key Man Payments and the Shareholder Payments shall be excluded in their entirety;

(g)	no value shall be attributable to goodwill or any other intangible asset;

(h)	no adjustment or revaluation shall be made regarding real property;

(i)	fixed assets shall be included at cost net of depreciation. Depreciation to be provided on straight line basis over the expected useful lives – up to 5 years except leasehold improvements over life of lease;

(j)	proper provision shall be made for liabilities relating to corporation tax, capital gains tax, and other corporate taxes and all provisions relating to deferred tax (including, for the avoidance of doubt, a deferred tax liability in connection with a roll-over relief claim of £75,040 into assets acquired by Dage Precision Industries Limited in accordance with Section 152 TCGA 1992). The Exchange Date Balance Sheet will also include:

(i)	reductions in the provision for tax payable in respect of the relief due for the Gross Key Man Payments and the exercise of the options by Paul Walter (notwithstanding the fact that such payments and exercise will be made on or immediately before Completion);

(ii) (as a liability) all tax payable by the Company in respect of the release of the £181,000 loan owed by the Company to John Greasley;

(k)	no provision shall be made for any PAYE or National Insurance contributions in relation to any of the Gross Key Man Payments or the allocation of Consideration to certain Sellers referred to in Schedule 5 or the exercise of option by Paul Walter;

(l)	no deduction shall be made for the payment of interest to shareholders;

(m)	foreign currency shall be converted into sterling in accordance with clause 3.6 of this Agreement;

(n)	no tax deduction shall be recognised in respect of any amount which has been or may be paid in respect of the funding of any deficit in the Dage Holdings Limited and Associate Companies Employee Benefits Plan.

3.	Tax clarification

For the avoidance of doubt, the difference between the provision for tax of £933,000 (as at 31 July 2006 and as reflected in the July Management Accounts) and the provision for tax of £475,000 (as reflected in the Provisional Balance Sheet) reflects the final tax adjustment for the year 2005/06 and accordingly will not reoccur during the period from 1 August 2006 to the date of Exchange.

4.	Dage policies in relation to obsolete or slow moving stock

UK Stock

DPI Limited Inventory Policies

DPI currently managed inventory for four separate divisions being Bondtesters, High Speed Bondtesters, X-Ray and Intersem.

Bondtesters and High Speed Bondtesters

•	Finished goods, sub-assemblies and work in progress are valued at actual material cost plus labour but excluding both overheads and freight and duty.

•	Components are valued at actual material cost and excluding both overheads and freight and duty.

A review of the obsolete stock provision takes place at the end of each calendar month and is calculated as follows:

Finished goods, sub-assemblies and components usage is calculated by part based on activity over the past six months. As a result of this, the inventory is divided into categories based on the number of month’s worth of inventory that is being held at the end of the calendar month in question.

A provision is then made against the inventory as follows:
-	0-12 months worth of inventory held	0%
-	12-24 months worth of inventory held	50%
-	24+ months worth of inventory held	100%

It should be noted that the resulting provision is reviewed and manually adjusted where necessary. For example if new part numbers are created then there is little or no usage history. The usage report will therefore recommend that a provision of 100% is required and this needs to be adjusted accordingly.

X-Ray

•	Finished goods, sub-assemblies and work in progress are valued at actual material cost plus labour but excluding both overheads and freight and duty.

•	Components are valued at actual material cost and excluding both overheads and freight and duty.

•	R-Dage inventory, (reworked or reconditioned inventory), is valued at actual material cost and excluding both overheads and freight and duty. The actual material cost does not include reworking or refurbishing costs as they are written off during the month in which they are incurred.

A review of the obsolete stock provision takes place at the end of each calendar month and is calculated as follows:

Finished goods, sub-assemblies and components usage is calculated by part based on activity over the past six months. As a result of this, the inventory is divided into categories based on the number of month’s worth of inventory that is being held at the end of the calendar month in question.

A provision is then made against the inventory as follows:
-	0-12 months worth of inventory held	0%
-	12-24 months worth of inventory held	50%
-	24+ months worth of inventory held	100%

It should be noted that the resulting provision is reviewed and manually adjusted where necessary. For example if new party numbers are created then there is little or no usage history. The usage report will therefore recommend that a provision of 100% is required and this needs to be adjusted accordingly.

R-Dage inventory is currently being written off over a five year period on a straight line basis ending on 30 April 2010. As a result of this, the cumulative provision required is re-calculated at the end of each calendar month.

Intersem

•	Finished goods, bought in from third party suppliers, are valued at actual material cost plus labour but excluding both overheads and freight and duty.

A review of the obsolete stock provision takes place at the end of each calendar month and is calculated as follows:

Finished goods usage is calculated by part based on activity over the past six months. As a result of this, the inventory is divided into categories based on the number of month’s worth of inventory that is being held at the end of the calendar month in question.

A provision is then made against the inventory as follows:
-	0-12 months worth of inventory held	0%
-	12-24 months worth of inventory held	50%
-	24+ months worth of inventory held	100%

It should be noted that the resulting provision is reviewed and manually adjusted where necessary. For example if new part numbers are created then there is little or no usage history. The usage report will therefore recommend that a provision of 100% is required and this needs to be adjusted accordingly.

Overseas stock policy

All stocks valued at landed cost.

Stock depreciation calculation based on six month usage – see UK policy for details.

Demonstration equipment – one-third depreciation on completion of each full year.

Dage Group Unrealised Profit Provision Policy

Given the high levels of inter-company trading between Dage Group companies, it is company policy to revise the unrealised profit provision at the end of each calendar month.

The provision is calculated using data obtained from two sources:

1.	All overseas subsidiaries submit a report as at the end of each calendar month which breaks down their inventory between that purchased from third party suppliers and that purchased from other Dage Group companies. The inventory purchased from Dage Group companies is also broken down by product, ie. Bondtester, High Speed Bondtester and X-Ray.

2.	Intercompany reconciliations are performed between Dage Group companies that trade with each other from which the value of stock in transit can be determined.

The value of inventory purchased from other Dage Group companies is then added to the stock in transit for each of the Dage Group companies. The total of the resulting inventory is broken down between cost price and gross profit margin in order to determine the profit included within the inventory that needs to be eliminated on consolidation.

On a regular basis, the profit margins used to perform the above calculation are revised and amended accordingly based on that achieved on inter-company trading.

The final schedule is a comprehensive one which includes all the relevant supporting documentation by company and also by product type.

5.	Dage policies in relation to warranty provisions

DPI Warranty Policy

X-ray – based on the last six months experience , the net warranty costs ( defined as cost of materials returned + repair costs +scrap costs – materials recovered for reuse ) are expressed as a % of the sales for the same 6 month period . To calculate the provision , the % is then applied to the last twelve months sales .

Bondtesters – based on the last evaluation carried (1st qtr 2006), the net warranty costs (defined as cost of materials returned + repair costs +scrap costs – materials recovered for re-use) are expressed as a % of the sales for the same period. To calculate the provision, the % is then applied to the last twelve months sales. (N.B. a more current evaluation is in progress to replace the 1st qtr exercise that was carried out).

Schedule 10

Conduct of Business pending Completion

In the period up to Completion, none of the following is to be done, suffered, permitted or agreed to be done by or in relation to the Company and/or any Group Company except as provided in clause 4.3 or as otherwise expressly contemplated by this Agreement:

1.	any disposal of or removal from any of the Properties of any material asset used or required for the operation of any aspect of the Business (otherwise than in the ordinary course of trading) or entry into any unusual or onerous transaction or any transaction (including by way of finance lease) not in the ordinary course of trading. For these purposes, without limitation, the incurring of any capital expenditure in excess of £75,000, whether on any individual item or in the aggregate, will in all cases be considered outside the ordinary course of trading;

2.	the disposal to any person, reorganisation, change or discontinuance of any material part of its business;

3.	any failure to settle in accordance with its normal payment procedures and timescales any debts it incurs in the normal course of its business;

4.	any failure to maintain in force policies of insurance with limits of indemnity at least equal to, and otherwise on terms no less favourable than, the policies of insurance maintained by it immediately before exchange of this Agreement;

5.	any entry into, modification or termination of any material contract;

6.	the borrowing of any money (except by way of bank overdraft in the ordinary course of business and within limits subsisting immediately before the exchange of this Agreement);

7.	save for the issue of 29,586 P Ordinary Shares to BNP Paribas and 17,751 M Ordinary Share to Paul Walter, the creation, allotment, issue, repurchase, redemption or cancellation of any shares or other securities or any other change of any nature to its authorised or issued share capital;

8.	any change to the accounting procedures or principles by reference to which its accounts are drawn up, or its accounting reference date, or its residence for Taxation purposes;

9.	in relation to employees and other appointments:

(a)	any appointment or employment of any new employees, workers or consultants at an annual salary or rate of remuneration in excess of £50,000;

(b)	any material alteration of the terms and conditions of employment (including benefits) of any of its employees or workers, nor the dismissal of any of its employees or workers;

(c)	any inducing or endeavouring to induce (or suffering any Seller to induce or endeavour to induce) any of such employees or workers to terminate their employment;

10.	the passing of any resolution by any of its shareholders or any class of its shareholders; (other than to facilitate the issue of shares referred to in paragraph 7 above)

11.	save for the lawful declaration and payment of the Dividend Amount, any declaration, making or payment of any dividend, bonus or other distribution of capital or income;

12.	the creation of any Encumbrance over its assets, undertaking or share capital;

13.	the giving of any guarantees or indemnities in respect of any third party;

14.	the institution, settlement or agreement to settle any legal proceedings relating to the Business, except for debt collection in the ordinary course of business;

15.	the granting or modification or agreement to terminate any rights or entry into any agreement relating to Intellectual Property or otherwise the suffering of any of its rights relating to Intellectual Property to lapse;

16.	the entry into or the modification of any subsisting agreement with any Trade Union or relating to any works council;

17.	in relation to any of the Properties:

(a)	any application for or implementation of planning permission;

(b)	any alteration, addition or change of use;

(c)	the giving of any notice to terminate or the termination of any lease, tenancy or licence;

(d)	any application for consent to do anything which requires consent under any lease, tenancy or licence, and any grant or refusal of any application by any tenant, licensee or occupier;

(e)	the fixing of any new rent or fee payable under any lease, tenancy or licence.

Signed as a deed by                                           )

   ABACUS (C.I.) LIMITED    acting as trustee of the
Gaygas Trust                                                  )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Occupation:                    ..........................................

Signed as a deed by                                           )

   AMARI LIMITED                                                    )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Signed and delivered as a deed by                             )

   RBDC ADMINISTRATOR LIMITED                                       )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Occupation:                    ..........................................

Signed and delivered as a deed by                             )

   PVLP-R LIMITED PARTNERSHIP                                       )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Occupation:                    ..........................................

Signed and delivered as a deed by                             )

   PARALLEL VENTURES NOMINEES NO. 3 LIMITED                         )
                                                              )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Occupation:                    ..........................................

Signed and delivered as a deed by                             )

   ROYAL BANK INVESTMENTS LIMITED                                   )
                                                              )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Signed and delivered as a deed by                             )

                                                              )
   BNP PARIBAS    acting through its London branch 10                  )
Harewood Avenue London NW1 6AA                                )

acting by its duly authorised attorney                        )                ..........................................

...........................................                                                )                Duly Authorised Attorney

in the presence of:                                           )

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Signed and delivered as a deed by                         )

   GERAINT REES                                                 )

in the presence of:                                       )                ..........................................

Name of witness:             ..........................................

Signature:                   ..........................................

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Signed and delivered as a deed by                         )

   STEWART WELLS                                                )

in the presence of:                                       )                ..........................................

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Signature:                   ..........................................

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Signed and delivered as a deed by                             )

   JOHN MOLLOY                                                      )

acting by his duly authorised attorney                        )

in the presence of:                                           )                ..........................................

                                                                               Duly Authorised Attorney

Name of witness:               ..........................................

Signature:                     ..........................................

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Signed and delivered as a deed by                             )

   JOSEF PANDZA                                                     )

acting by his duly authorised attorney                        )

in the presence of:                                           )                ..........................................

                                                                               Duly Authorised Attorney

Name of witness:               ..........................................

Signature:                     ..........................................

Address:                       ..........................................

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Signed and delivered as a deed by                             )

   MARION PANDZA                                                    )

acting by her duly authorised attorney                        )

in the presence of:                                           )                ..........................................

                                                                               Duly Authorised Attorney

Name of witness:               ..........................................

Signature:                     ..........................................

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Signed and delivered as a deed by                             )

   PAUL WALTER                                                      )

acting by his duly authorised attorney                        )

in the presence of:                                           )                ..........................................

                                                                               Duly Authorised Attorney

Name of witness:               ..........................................

Signature:                     ..........................................

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Signed and delivered as a deed by		)
NORDSON CORPORATION		)	..........................................
on being signed by:		)	Duly Authorised Officer
................................................		)
and	..........................................	)	..........................................
Duly Authorised Officer